[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Exhibit 10.1
EXECUTION VERSION

JOINT COMMERCIALIZATION AGREEMENT
by and between
AGENSYS, INC.
and
SEATTLE GENETICS, INC.,

Dated October 20, 2018

ARTICLE 1 DEFINITIONS    2
ARTICLE 2 GOVERNANCE    22
2.1Governance Generally.    22
2.2Joint Development Committee.    23
2.3Joint Commercialization Committee.    24
2.4Joint Finance Committee.    28
2.5Joint Chemistry, Manufacturing & Controls Committee.    29
2.6Joint Medical Affairs Committee.    31
2.7Ethics & Compliance Committee    32
2.8Working Groups    33
2.9General Committee and Working Group Membership and Procedures.    33
2.10Alliance Managers.    36
2.11Budgetary Matters in the Profit Share Territory.    36
ARTICLE 3 COMMERCIALIZATION    37
3.1Commercialization Generally    37
3.2Commercialization in the United States    37
3.3Commercialization in Royalty Territories.    42
3.4Commercialization in the Exclusive Profit Share Territory    43
3.5Cost Overruns with Respect to Allowable Expenses    45
3.6Promotion Step-In Right    46
3.7Responsibility for Acts and Omission of Personnel    46
3.8Non-Compliance by Field Force    46
3.9No Participation in Benefit Plans; Other Matters    46
3.10Recalls and Withdrawals    47
3.11Development Activities    47
3.12Sublicensing and Subcontracting of Commercialization Activities.    48
ARTICLE 4 FINANCIAL TERMS    48
4.1Sharing of Commercialization Expenses; Profit Sharing in the Profit Share Territory    48
4.2Royalty Territory Royalties.    50
4.3Taxes.    51
4.4Currency    52
4.5Foreign Exchange    52
4.6Late Payments    52
4.7Financial Records; Audits    52
4.8Manner and Place of Payment    53
ARTICLE 5 MANUFACTURE AND SUPPLY    53
5.1Overview    53
5.2Manufacturing for Development    53
5.3Supply and Quality Agreements    53
5.4Global Manufacturing Plan    54
5.5Second Source.    54
5.6Manufacturing Costs.    56
ARTICLE 6 MEDICAL AFFAIRS ACTIVITIES    56
6.1Overview    56
6.2Global Medical Affairs Plan    57
6.3United States Medical Affairs.    57
6.4Exclusive Profit Share Territory Medical Affairs.    58
6.5Royalty Territory Medical Affairs    58
6.6Medical Affairs Materials    58
6.7Medical Affairs Standards of Conduct.    59
ARTICLE 7 REGULATORY MATTERS    59
7.1Clinical and Regulatory Matters.    59
7.2Pharmacovigilance; Adverse Event Reporting    62
ARTICLE 8 COMPLIANCE    62

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(continued)

8.1Compliance    62
8.2Export    63
8.3Harmonizing Policies    63
ARTICLE 9 REPRESENTATIONS AND COVENANTS    63
9.1Mutual Representations and Warranties    63
9.2No Debarment    63
9.3DISCLAIMER    64
ARTICLE 10 INTELLECTUAL PROPERTY    64
10.1Copyrights    64
10.2Product Trademarks.    64
10.3Other Marks; Limited License.    65
10.4Infringement of Trademarks.    66
10.5Other Intellectual Property.    67
10.6No Implied Licenses    67
10.7Court or Government Order or Decree    67
10.8Competing Product.    67
10.9Change in Control.    68
ARTICLE 11 CONFIDENTIALITY    69
11.1Confidentiality.    69
11.2Publicity    71
11.3Securities Filings    71
11.4Publications    72
11.5Existing Confidentiality Agreement    72
ARTICLE 12 TERM AND TERMINATION    72
12.1Term    72
12.2Expiration    72
12.3Material Breach    72
12.4Termination of Co-Funding; Out-License of Product    73
12.5Termination for Insolvency; Bankruptcy.    73
12.6Remedies; Right of Set Off.    74
12.7Accrued Rights; Surviving Obligations    75
ARTICLE 13 INDEMNIFICATION    75
13.1Indemnification.    75
13.2Indemnification Procedure.    75
13.3Treatment of Manufacturing Losses.    76
13.4No Consequential or Punitive Damages    77
13.5Effect on Collaboration Agreement    77
ARTICLE 14 DISPUTE RESOLUTION    78
14.1Disputes    78
14.2Short Form Arbitration    78
14.3Definitions    79
ARTICLE 15 MISCELLANEOUS    79
15.1Nonsolicitation of Employees    79
15.2Maintenance of Records    79
15.3Force Majeure.    79
15.4Assignment    80
15.5Severability    80
15.6Insurance    80
15.7Notices.    80
15.8Governing Law    81
15.9Headings; Construction.    81
15.10No Third Party Beneficiaries    82
15.11Entire Agreement; Amendment    82
15.12Independent Contractors    83

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(continued)

15.13Affiliates.    83
15.14No Waiver    83
15.15Counterparts    83

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(continued)

SCHEDULES

Schedule 1.6	Americas Region

Schedule 4.2.1	Royalty Rates

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INDEX OF DEFINED TERMS

Section

$    1.38
Acquired Party    10.9.1
Adverse Event    1.1
Adverse Ruling    12.3.1
Affiliate    1.2
Agensys    Preamble
Agensys Profit Share Territory    1.3
Agensys Profit Share Territory Commercialization Plan    3.1
Agensys Profit Share Territory Medical Affairs Plan    6.4.1
Agensys Royalty Territory    1.4
Agensys Sensitive Information    10.9.3
Agreement    Preamble
Alliance Manager    2.10.1
Allowable Expenses    1.5
Americas Region    1.6
Applicable Law    1.7
Approved Plans    1.8
Approved Subcontractors    1.9
Astellas    Recitals
Bankruptcy Code    12.5.2
Benefit Plan    3.9
Biosimilar Product    1.10
BLA    1.11
Breaching Party    12.3.1
Business Day    1.12
Cap    13.3.1
Centralized Procedure    1.13
Change in Control    1.14
Claims    13.1
Clinical Supply Agreement    1.15
Clinical Trial    1.16
CMC Development    1.17
CMC Development Costs    1.18
Collaboration    1.19
Collaboration Accounting Standards    1.20
Collaboration Agreement    Recitals
Combination Product    1.21
Commercial Packaging and Labeling Costs    1.22
Commercialization    1.23
Commercialization Costs    1.24
Commercialization Plan    1.25
Commercialize    1.23
Commercially Reasonable Efforts    1.26
Committee    1.27

Competing Party    10.8.2
Competing Product    1.28
Confidential Information    11.1.1
Control    1.29
Controlled by    1.29
Core Data Sheet    1.30
Corporate Names    1.31
CSO    1.32
DAA    1.39
Data Protection Laws    1.7
Default Notice    12.3.1
Detail    1.33
Detailing    1.33
Detailing Costs    1.34
Development    1.35
Development Costs    1.36
Divest    1.37
Divestiture    1.37
Divestment Period    10.8.2(a)
Dollars    1.38
Drug Regulatory Approval Application    1.39
E&C Committee    2.7
Effective Date    Preamble
EMA    1.40
EU    1.41
EU5    1.42
European Commission    1.43
Excess Allowable Expenses    3.5
Exchange Act    1.14
Exclusive Profit Share Territory    1.44
Exclusive Profit Share Territory Allowable Expenses    1.45
Exclusive Profit Share Territory Commercialization Costs    1.46
Exclusive Profit Share Territory Medical Affairs Costs    1.47
FDA    1.48
FFDCA    1.49
Financial Dispute    14.3.1
Force Majeure    15.3
FTE    1.50
FTE Cost    1.51
GCP    1.52
Global Allowable Expenses    1.53
Global Commercialization Costs    1.54
Global Commercialization Plan    3.1
Global Development Plan    2.2.2

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INDEX OF DEFINED TERMS
(continued)
Section

Global Manufacturing Plan    5.1
Global Medical Affairs Costs    1.55
Global Medical Affairs Plan    6.2
GLP    1.56
GMP    1.57
Governmental Authority    1.58
Hospital and MHC Activities    1.59
Hospital and MHC Costs    1.60
ICH    1.61
IND    1.62
Indemnified Party    13.2.1
Indemnifying Party    13.2.1
Indemnitees    13.1
Indirect Taxes    1.63
[ * ]    [ * ]
Information    1.64
Intellectual Property    12.5.2
JCC    2.3.1
JCMC    2.5.1
JDC    2.2.1
JFC    2.4.1
JMAC    2.6.1
Joint Chemistry, Manufacturing & Controls Committee    2.5.1
Joint Commercialization Committee    2.3.1
Joint Committee Consent    1.65
Joint Compliance Standards    1.66
Joint Development Committee    2.2.1
Joint Finance Committee    2.4.1
Joint Medical Affairs Committee    2.6.1
Joint Steering Committee    1.67
JSC    1.67
Launch    1.68
Lead Regulatory Party    7.1.2
Losses    13.1
MAA    1.69
Managed Care Organizations    1.70
Managed Market Activities    1.71
Managed Market Costs    1.72
Manufacture    1.73
Manufacturing    1.73
Manufacturing Losses    13.3.1
Medical Affairs Activities    1.74
Medical Affairs Costs    1.75
Medical Affairs Plan    1.76
Medical Liaisons    1.77
Negligently Incurred Commercialization Costs    3.5
Net Loss    1.78
Net Profit    1.78
Net Profit/Net Loss    1.78
Net Sales    1.79
Non-Breaching Party    12.3.1

[ * ]    [ * ]
Other Marks    10.2.1
Packaging and Labeling    1.80
Parties.    Preamble
Party    Preamble
Party Tactical Matter    1.81
Party Written Consent    1.82
Patents    1.83
[ * ]    [ * ]
Payments to Third Parties    1.84
Person    1.85
Pivotal Clinical Trial    1.86
Plan Dispute    14.3.2
Post-Market Surveillance    1.87
Primary Position Detail    1.88
Product    1.89
Product Liability    1.90
Product Liability Losses    1.91
Product Trademarks    10.2.1
Profit Share Territory    1.92
Promote    1.93
Promotion    1.93
Promotion Agreement    3.6
Promotional    1.93
Promotional Materials    3.2.6
Publication Charter    11.4
QA    1.94
QC    1.95
Quarter    1.96
Quarterly    1.96
Regulatory Approval    1.97
Regulatory Authority    1.98
Related Manufacturing Agreement    13.3.1
Related Party    1.99
Required Notice Date    1.100
Required Phase IV Study    1.101
Royalty Dispute    14.3.3
Royalty Term    4.2.2
Royalty Territory    1.102
Sales and Distribution    1.103
Sales Representative    1.104
Samples    1.105
Sampling    1.105
Secondary Position Detail    1.106
Securities Exchanges    11.3
Segregate    1.107
Selling Party    1.108
SGI    Preamble
SGI Profit Share Territory    1.109
SGI Profit Share Territory Commercialization Plan    3.1
SGI Profit Share Territory Medical Affairs Plan    6.4.1
SGI Royalty Territory    1.110

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INDEX OF DEFINED TERMS
(continued)
Section

SGI Sensitive Information    10.9.2
Standard Cost    5.6.1
Supply Chain Management    1.111
Target Prescribers    1.33
Term    12.1
Territory    1.112
Third Party    1.113
Third Party License Agreement    1.114
Trademark Costs    1.115
Trademark Infringement Claims    10.4.1
Trademark Owner    10.2.1
U.S.    1.116
United States    1.116
US Allowable Expenses    1.117
US Commercialization Costs    1.118
US Commercialization Plan    3.1
US Commercialization Working Group    2.3.3
US Medical Affairs Costs    1.119
US Medical Affairs Plan    6.3.1
US Pricing Working Group    2.3.4
Voluntary Phase IV Study    1.74
Working Group    2.8
year    1.120
Year    1.120

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JOINT COMMERCIALIZATION AGREEMENT
THIS JOINT COMMERCIALIZATION AGREEMENT (this “Agreement”) is made as of October 20, 2018 (the “Effective Date”), by and between AGENSYS, INC., a California corporation (“Agensys”), and SEATTLE GENETICS, INC., a Delaware corporation (“SGI”). Agensys and SGI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Agensys and SGI entered into a Collaboration and License Agreement, dated as of January 7, 2007, as amended (the “Collaboration Agreement”), to, among other things, collaborate on the development and commercialization of Collaboration Products (as defined in the Collaboration Agreement);
WHEREAS, Agensys was acquired indirectly by Astellas Pharma, Inc. (“Astellas”) and remains an indirect wholly owned subsidiary of Astellas;
WHEREAS, since such acquisition, certain obligations of Agensys under the Collaboration Agreement have been performed on behalf of Agensys by Astellas and its Affiliates, and it is the intention of the Parties that certain obligations of Agensys under this Agreement will be performed on behalf of Agensys by Astellas and its Affiliates;
WHEREAS, Astellas, Agensys, and SGI are party to the Clinical Supply Agreement relating to the Collaboration (as such terms are defined below);
WHEREAS, the Parties and their Affiliates are jointly developing the Product (as hereinafter defined) as a Collaboration Product pursuant to the Collaboration Agreement;
WHEREAS, upon obtaining Regulatory Approval in the relevant jurisdiction, the Parties, together with their Affiliates, have agreed to jointly Promote the Product in the United States and to permit each Party and its Affiliates to, subject to Section 3.6, exclusively Commercialize the Product in their respective Royalty Territory and their respective Exclusive Profit Share Territory;
WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions for such Commercialization of the Product, which terms and conditions amend and further define the terms of the Collaboration Agreement; and
WHEREAS, the terms and conditions of this Agreement are intended to apply only to the Product and not to any other Collaboration Product, Unilateral Product or any other product developed under the Collaboration Agreement.

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NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
The following terms shall have the following meanings as used in this Agreement:
1.1    “Adverse Event” means any untoward medical occurrence in a human patient or subject who is administered the Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of the Product, whether or not considered related to the Product.
1.2    “Affiliate” of a Person means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. As used in this definition of Affiliate, the term “control” means the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.
1.3    “Agensys Profit Share Territory” means the EU5.
1.4    “Agensys Royalty Territory” means each country in the Territory other than (a) the United States, (b) the SGI Profit Share Territory, (c) the SGI Royalty Territory, and (d) the Agensys Profit Share Territory.
1.5    “Allowable Expenses” means the US Allowable Expenses, the Exclusive Profit Share Territory Allowable Expenses and the Global Allowable Expenses, or the aggregate of the foregoing as the context requires.
1.6    “Americas Region” means North America, Central America and the Caribbean, and South America, including the countries and territories set forth on Schedule 1.6.
1.7    “Applicable Law” means the laws, rules, statutes, orders, ordinances, regulations, guidance and guidelines, or other requirements of any Governmental Authority that may be in effect from time to time and that are applicable to a Party or a Party’s activities under this Agreement (including the marketing, sale, and promotion of pharmaceutical products for human use), including GMP, GLP, GCP, and any other rules, regulations, guidelines, or other requirements of Regulatory Authorities. For example, in the United States Applicable Law includes the FFDCA, the Public Health Service Act, the Prescription Drug Marketing Act, the Federal False Claims Act (31 U.S.C. §3729 et seq.), the Federal Health Care Program Anti-Kickback Law (42 U.S.C. §§1320a-7b), the Health Insurance Portability and Accountability Act of 1996, and all rules and regulations

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promulgated thereunder as any of the foregoing may be amended. In the EU, Applicable Law includes the Directive 2001/83/EC on the Community code relating to medicinal products for human use, the Directive 2001/20/EC on the approximation of the laws, regulations and administrative provisions of the EU Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, the Commission Directive 2005/28/EC laying down principles and detailed guidelines for good clinical practice as regards investigational medicinal products for human use, as well as the requirements for authorisation of the manufacturing or importation of such products, the related national implementing laws and regulations of individual EU Member States, provisions of the national laws and industry and professionals codes in individual EU Member States governing anti-bribery and anti-kickback practices. Regarding Personal Data (as defined in the Data Protection Laws), Applicable Law means any law, rule, regulation, ordinance, directive, interpretation, judgment, or decision of any Governmental Authority in relation to data protection; privacy; restrictions on, or requirements in respect of, the processing of Personal Data (as defined in the Data Protection Laws) of any kind, including the Regulation (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (GDPR), as any of the foregoing may be amended from time to time (collectively, “Data Protection Laws”).
1.8    “Approved Plans” means the Global Development Plan, the Commercialization Plans, the Medical Affairs Plans, and the Global Manufacturing Plan, in each case, as amended from time to time, and as approved in accordance with the terms hereof, including any corresponding budgets incorporated therein, as the context requires.
1.9    “Approved Subcontractors” means those Third Party subcontractors engaged by SGI, Agensys, or their respective Affiliates for their sales and distribution (including shipping and Third Party logistics (3PL) services) and other commercialization activities prior to or as of the Effective Date.
1.10    “Biosimilar Product” means, with respect to the Product in a given country in the Royalty Territory, any biological product on the market in such country that is approved (a) by the applicable Regulatory Authority in such country under the biosimilarity standard set forth in the United States under 42 U.S.C. §§262(i)(2) and (k), or any similar standard under its foreign equivalent Applicable Law, on a country-by-country basis where the Product is marketed, provided that such Applicable Law exists and (b) in reliance in whole or in part, on a prior Regulatory Approval (or on any safety or efficacy data submitted in support of such prior Regulatory Approval) of the Product. For countries or jurisdictions where no explicit biosimilar laws or regulations exist, “Biosimilar Product” includes products which have been deemed to be a Biosimilar Product or otherwise deemed interchangeable with the Product by a Regulatory Authority in the United Sates or EU. Any product or component thereof (including any Product or component thereof) licensed,

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marketed, sold, manufactured, or produced by or on behalf of a Party, its Affiliates or (sub)licensees (to the extent such (sub)licensee commercializes a Biosimilar Product in reliance on or with access to the intellectual property rights licensed under the Collaboration Agreement) will not constitute a Biosimilar Product for the purpose of the royalty reduction pursuant to Section 4.2.3(b).
1.11    “BLA” means a Biologics License Application submitted to FDA, and all supplements and amendments that may be submitted with respect to the foregoing.
1.12    “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or Tokyo, Japan are required by Applicable Law to remain closed.
1.13    “Centralized Procedure” means, to the extent compulsory or permitted for the Regulatory Approval of a pharmaceutical product in [ * ] any country in the EU, the procedure administrated by the EMA which results in a single Regulatory Approval granted by the European Commission (excluding any pricing or reimbursement approval) that is valid in all countries in the EU and following recognition, [ * ].
1.14    “Change in Control” means, with respect to a Party the acquisition after the Effective Date, directly or indirectly, by any Third Party or “group” of Third Parties (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of such Party’s (or, in the case of Agensys, Astellas’) then-outstanding voting securities entitled to vote generally in the election of directors.
1.15    “Clinical Supply Agreement” means the Clinical Supply Agreement among Astellas, Agensys, and SGI, dated as of June 2, 2017, as amended.
1.16    “Clinical Trial” means a Phase I Clinical Trial, a Phase II Clinical Trial, a Phase III Clinical Trial, a Phase III-B Study, a Required Phase IV Study or a Voluntary Phase IV Study, as the case may be.
1.17    “CMC Development” means the Development activities related to the composition, manufacture, and specification of the drug substance and the drug product (including Combination Products) intended to assure the proper identification, quality, purity and strength of the drug, including: site transfer, test method development and stability testing, process development, process improvements (improving product robustness or manufacturing efficiencies), drug substance development, process validation, process scale-up, formulation development, delivery system development, QA and QC development.

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1.18    “CMC Development Costs” means, with respect to the Product, the internal costs and direct out-of-pocket costs that are incurred by a Party or any of its Affiliates on or after the Effective Date that are directly attributable or reasonably allocable to CMC Development activities undertaken directly or indirectly by such Party or its Affiliates with respect to the Product, in each case, determined in accordance with the Collaboration Accounting Standards, including the costs incurred by a Party or its Affiliates directly attributable or reasonably allocable to the establishment (but not the on-going supply costs) of site(s) for the Manufacture of Product.
1.19    “Collaboration” means the collaboration between Agensys and SGI and their respective Affiliates for the Development of the Product pursuant to the Collaboration Agreement and the Commercialization of the Product pursuant to this Agreement.
1.20    “Collaboration Accounting Standards” means (a) U.S. generally accepted accounting principles (GAAP), in the case of SGI, and (b) International Financial Reporting Standards (IFRS), in the case of Agensys, in each case, as consistently applied by such Party and its Affiliates.
1.21    “Combination Product” means, any product or therapy containing (a) as a single formulation, (i) a Product and (ii) one or more other active pharmaceutical ingredients (that are not Products), or (b) in a single package or container or intended and approved for marketing as a coordinated use, two or more products or therapies as components including (i) a Product, and (ii) one or more other products or therapies containing one or more other active pharmaceutical ingredients (that are not Products).
1.22    “Commercial Packaging and Labeling Costs” means, the [ * ] to Packaging and Labeling of commercial Product (including safety stock) calculated in accordance with the Collaboration Accounting Standards. For clarity, Commercial Packaging and Labeling Costs do not include any travel costs unless expressly provided for in the applicable budget.
1.23    “Commercialization” means, with respect to the Product, any and all activities to establish and maintain commercial sales for the Product which are undertaken pursuant to an Approved Plan. These activities shall include: (a) the pre-Launch marketing and other preparation activities and Launch activities for the Product, (b) the marketing, Promotion, distribution, offering for sale and selling of the Product, (c) importing and exporting the Product for commercial sale, and (d) Manufacturing the Product for commercial sale (except for CMC Development activities, which shall be considered Development activities), including inventory build to support the Launch and making Manufacturing improvements after Launch; in each case, in accordance with the applicable Approved Plan. For the avoidance of doubt, as used herein, “Commercialization” shall not include Manufacture of the Product other than for commercial sale. When used as a verb, “Commercialize” means to engage in Commercialization.

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1.24    “Commercialization Costs” means the US Commercialization Costs, the Exclusive Profit Share Territory Commercialization Costs and the Global Commercialization Costs, or the aggregate of the foregoing as the context requires.
1.25    “Commercialization Plan” means the Global Commercialization Plan, US Commercialization Plan, the SGI Profit Share Territory Commercialization Plan, and the Agensys Profit Share Territory Commercialization Plan, or any combination, as the context requires.
1.26    “Commercially Reasonable Efforts” means (a) with respect to the efforts to be expended by a Party to accomplish a particular objective, the good faith and diligent efforts that such Party and its Affiliates would normally use to accomplish a similar objective under similar circumstances, and (b) with respect to the [ * ], such efforts as are [ * ] for a comparable product, taking into account commercially relevant factors such as (as applicable) stage of development, product life, market potential and regulatory issues. Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for the Product and it is anticipated that the level of effort may be different for different markets, and may change over time, reflecting changes in the status of the Product and the market(s) involved. Without limiting the forgoing, Commercially Reasonable Efforts with respect to the Product requires that the relevant Party and its Affiliates: (i) set and consistently seek to achieve specific objectives for carrying out its obligations, and (ii) consistently make and implement decisions and allocate resources for the purpose of advancing progress with respect to such objectives.
1.27    “Committee” means any of the Joint Steering Committee, Joint Development Committee, Joint Commercialization Committee, Joint Medical Affairs Committee, Joint Finance Committee, the Joint Chemistry, Manufacturing & Controls Committee, or the E&C Committee.
1.28    “Competing Product” means any product containing [ * ]. For clarity, [ * ] will be a Competing Product [ * ].
1.29    “Control” and “Controlled by” means, with respect to any information or intellectual property right, possession by a Party of the ability to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right as provided for herein or in the Collaboration Agreement without violating (a) the terms of any agreement with any Third Party or (b) any Applicable Law.
1.30    “Core Data Sheet” means a document setting forth information relating to safety, efficacy, indications, dosing, pharmacology, and other information concerning the Product.
1.31    “Corporate Names” means (a) in the case of SGI, the trademark “Seattle Genetics” and the SGI corporate logo or such other names and logos as SGI may designate in writing from time to time and (b) in the case of Agensys, the trademarks “Agensys” and “Astellas” and the Agensys and Astellas corporate logos or such other names and logos as Agensys may designate in

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writing from time to time, in each case ((a) and (b)), together with any variations and derivatives thereof.
1.32    “CSO” means a contract sales force organization.
1.33    “Detail” means a face-to-face meeting (including a group presentation if in accordance with an Approved Plan), including any such meeting conducted in a hospital or physician’s office (a) with one or more physicians and other persons included in other medical professional categories identified in the applicable Commercialization Plan (such individuals, “Target Prescribers”) (where, in the case of group presentations, each such physician or other person participating in a group presentation shall be counted as a separate Detail) who are permitted under the Applicable Law of the country in which they work to prescribe the applicable Product in which key Product attributes are orally presented consistent with the terms of this Agreement and (b) that constitutes either a Primary Position Detail or, subject to Section 3.2.4(b) in the case of the United States, a Secondary Position Detail. For the avoidance of doubt, (i) a mere Sample drop without discussion with the professional about the Product shall not be considered a Detail and (ii) any contact or presentation between a Sales Representative and a Managed Care Organization (as distinguished from calls on individual physicians or other medical professionals permitted to prescribe drugs who may be affiliated with a Managed Care Organization, in connection with their professional prescribing decisions (but not with respect to the Managed Care Organization’s formulary)) shall not be considered a Detail for purposes of this Agreement. “Detail,” when used as a verb, and “Detailing” shall have correlative meanings.
1.34    “Detailing Costs” means, subject to Section 3.2.4(b), those [ * ] and [ * ] that are [ * ] to the Detailing, but not [ * ], of a Product for the Exclusive Profit Share Territory determined in accordance with the Collaboration Accounting Standards.
1.35    “Development” means all research and non-clinical and clinical drug development activities and processes, including toxicology, pharmacology, project management and other non-clinical efforts, statistical analysis, delivery system development, the performance of Clinical Trials (including the Manufacturing of Product for use in Clinical Trials) and other activities, reasonably necessary to prepare submissions for, and obtain or maintain, Regulatory Approval of a pharmaceutical product, including lifecycle management studies and other activities. For the avoidance of doubt, as used herein and in the Collaboration Agreement with respect to the Product, “Development” shall include CMC Development, but shall not include Manufacturing of the Product for Commercialization or Voluntary Phase IV Studies.
1.36    “Development Costs” has the meaning set forth in the Collaboration Agreement and also includes those items specifically identified as Development Costs in this Agreement including (a) the direct out-of-pocket costs incurred in connection with the planning and conduct of any Required Phase IV Studies, including Manufacturing costs for (i) Product for use in Required Phase

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IV Studies and (ii) the costs for the Manufacture, purchase or packaging of comparators or placebo for use in Required Phase IV Studies (with the Manufacturing costs for comparators or placebo to be determined in the same manner as determined for the Product), as well as the direct costs and expenses of disposal of drugs and other supplies used in Required Phase IV Studies, (b) any internal costs (as determined under Section 4.1) and direct out-of-pocket costs to Manufacture a Product for uses other than for commercial sale or Voluntary Phase IV Studies (including for CMC Development activities) calculated in accordance with the Collaboration Accounting Standards, other than Standard Costs and Commercial Packaging and Labeling Costs, and (c) CMC Development Costs; in each case, determined in accordance with the Collaboration Accounting Standards.
1.37    “Divest” means, as it relates to a product or product development program: (a) the sale of all right, title and interest in such product or product development program, including all technology, intellectual property and other assets relating solely thereto, to a Third Party, without the retention or reservation of any rights, license or interest (other than solely an economic interest) by the selling entity or its Affiliates; or (b) the complete termination or withdrawal of such product, or shut-down of such product development program such that no technology, intellectual property or other asset solely relating thereto is used by the terminating entity or its Affiliates. “Divestiture” shall have a correlative meaning.
1.38    “Dollars” or “$” means the legal tender of the United States.
1.39    “Drug Regulatory Approval Application” or “DAA” means an application for Regulatory Approval required before commercial sale or use of a Product in a regulatory jurisdiction, including a BLA filed with the FDA, an MAA filed with EMA in the EU or the Regulatory Authority of a country in the European Economic Area, or any foreign equivalents thereof.
1.40    “EMA” means the European Medicines Agency and any successor agency(ies) thereto.
1.41    “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto. For clarity, the term EU shall include the EU5 (whether or not such countries are EU member states).
1.42    “EU5” means, individually or collectively, France, Germany, Italy, Spain, and the United Kingdom (whether or not such countries are EU member states).
1.43    “European Commission” means the executive body of the EU that is responsible for, among other things, granting marketing authorization for medicinal products through the Centralized Procedure.

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1.44    “Exclusive Profit Share Territory” means the Agensys Profit Share Territory or the SGI Profit Share Territory, as the context requires.
1.45    “Exclusive Profit Share Territory Allowable Expenses” means, with respect to the Product for any period, subject to the provisions of this Agreement, the following expenses [ * ]:
1.45.1    Exclusive Profit Share Territory Commercialization Costs;
1.45.2    [ * ];
1.45.3    [ * ];
1.45.4    [ * ];
1.45.5    [ * ];
1.45.6    [ * ];
1.45.7    [ * ];
1.45.8    [ * ]; and
1.45.9    [ * ].
provided, that, in each of clauses [ * ] above, such expenses shall be included within Exclusive Profit Share Territory Allowable Expenses for the Product only to the extent [ * ] and shall not be included to the extent [ * ]. The components of [ * ] shall be [ * ], and shall be [ * ]. If any cost or expense is [ * ], such cost or expense shall [ * ]. Where appropriate, the Parties, [ * ] shall be determined [ * ]. Notwithstanding the foregoing, Exclusive Profit Share Territory Allowable Expense does not include [ * ]. For clarity, Exclusive Profit Share Territory Allowable Expense shall exclude [ * ].
1.46    “Exclusive Profit Share Territory Commercialization Costs” means, with respect to the Product during a period, the internal FTE Costs and direct out-of-pocket costs that are incurred by a Party or any of its Affiliates on or after the Effective Date that are directly attributable or reasonably allocable to the sales and marketing of the Product for the Exclusive Profit Share Territory, in each case, determined in accordance with the Collaboration Accounting Standards, [ * ]. Subject to the foregoing, Exclusive Profit Share Territory Commercialization Costs for the Product shall include costs with respect to the Product incurred for:
1.46.1    [ * ];
1.46.2    [ * ];

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1.46.3    [ * ];
1.46.4    [ * ];
1.46.5    [ * ];
1.46.6    [ * ];
1.46.7    [ * ];
1.46.8    [ * ];
1.46.9    [ * ];
1.46.10    [ * ];
1.46.11    [ * ];
1.46.12    [ * ];
1.46.13    [ * ];
1.46.14    [ * ];
1.46.15    [ * ];
1.46.16    [ * ];
1.46.17    [ * ]; and
1.46.18    [ * ]
provided, that if any cost or expense is [ * ], such cost or expense shall [ * ]. Where appropriate, the Parties, [ * ] be determined [ * ].
Notwithstanding the foregoing, Exclusive Profit Share Territory Commercialization Costs do not include [ * ]. For clarity, Exclusive Profit Share Territory Commercialization Costs shall exclude [ * ]
1.47    “Exclusive Profit Share Territory Medical Affairs Costs” means, with respect to the Product, the internal FTE Costs and direct out-of-pocket costs that are incurred by a Party or any of its Affiliates on or after the Effective Date that are directly attributable or reasonably allocable to Medical Affairs Activities for the Product in the Exclusive Profit Share Territory (including the portion of such expenses incurred for the Europe region that are reasonably allocable to the Exclusive

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Profit Share Territory), including costs [ * ]. For clarity, Exclusive Profit Share Territory Commercialization Costs shall exclude [ * ].
1.48    “FDA” means the United States Food and Drug Administration, and any successor agency(ies) thereto.
1.49    “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.), as amended from time to time.
1.50    “FTE” means the equivalent of the work of one (1) employee full time for one (1) Year consisting of a total of [ * ] per Year (or such other number as may be agreed to by the Parties by Party Written Consent or Joint Committee Consent of the JCC) directly related to the Commercialization of the Product, or any other activities contemplated under this Agreement. Any individual who devotes less than [ * ] per Year (or such other number as may be agreed by the Parties by Party Written Consent or Joint Committee Consent of the JCC) shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [ * ] (or such other number as may be agreed by the Parties by Party Written Consent or Joint Committee Consent of the JCC).
1.51    “FTE Cost” means the cost of an FTE based on the FTE rate applicable to such FTE determined from time to time in accordance with the Collaboration Agreement.
1.52    “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Parts 50, 54, 56 and 312 (or any successor statute or regulation) and the guidelines adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” (or any successor document), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the European Commission or other Regulatory Authority, as they may be updated from time to time.
1.53    “Global Allowable Expenses” means, with respect to the Product for any period, subject to the provisions of this Agreement, the following expenses [ * ]:
1.53.1    [ * ];
1.53.2    [ * ];
1.53.3    [ * ];
1.53.4    [ * ];
1.53.5    [ * ];
1.53.6    [ * ].

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1.53.7    [ * ]; and
1.53.8    [ * ];
provided, that, in each of clauses [ * ] above, such expenses shall be included within Global Allowable Expenses for the Product only to the extent [ * ] and shall not be included to the extent [ * ]. The components of [ * ] shall be [ * ], and shall be [ * ]. If any cost or expense is [ * ], such cost or expense shall [ * ]. Where appropriate, the Parties, [ * ] shall be determined [ * ]. For further clarity, Global Allowable Expense shall exclude [ * ].
1.54    “Global Commercialization Costs” means those internal FTE Costs (as determined under Section 4.1) and direct out-of-pocket costs for Commercialization activities generally applicable across the Territory consistent with the applicable Global Commercialization Plan. For further clarity, Global Commercialization Costs shall exclude [ * ].
1.55    “Global Medical Affairs Costs” means those internal FTE Costs (as determined under Section 4.1) and direct out-of-pocket costs for Medical Affairs Activities generally applicable across the Territory consistent with the applicable Global Medical Affairs Plan, including global medical affairs board and publications for Product. For further clarity, [ * ].
1.56    “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the European Commission or other Regulatory Authority, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
1.57    “GMP” means the then-current good manufacturing practices required by the FFDCA, as amended, and the regulations promulgated thereunder by the FDA, including 21 C.F.R. Parts 210 and 211, for the manufacture, testing, QA, and QC of pharmaceutical and biological materials and products, and comparable Applicable Law related to the manufacture, testing, QA and QC of pharmaceutical and biological materials and products in jurisdictions outside the U.S.
1.58    “Governmental Authority” means any supranational, national, federal, state, provincial, country, city or local government or any agency, department, authority, court, or other instrumentality thereof, including any Regulatory Authority.
1.59    “Hospital and MHC Activities” means, for a given country, (a) face-to-face meetings (including a live video presentation or a group presentation if in accordance with an Approved Plan) with one or more physicians, administrators, and other medical or other professional categories identified in the applicable Commercialization Plan, other than Details, that are conducted in a hospital setting or with Managed Care Organizations, (b) activities connected with pricing, rebate

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and other contract-related negotiations, contracting, and processing and implementation of agreements with Managed Care Organizations, and (c) meetings and other activities connected with negotiations with Governmental Authorities and health insurance organizations related to pricing, reimbursement or any other market access related agreement and the implementation of such agreements.
1.60    “Hospital and MHC Costs” means, with respect to the Product, the [ * ] and, solely with respect to the Exclusive Profit Share Territory, [ * ] that are incurred by a Party or any of its Affiliates that are [ * ] to Hospital and MHC Activities for the Product in the Profit Share Territory, in each case, determined in accordance with the Collaboration Accounting Standards.
1.61    “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use of the World Health Organization, or any successor conference, council or organization.
1.62    “IND” means (a) an Investigational New Drug Application filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of the Product in humans.
1.63    “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.
1.64     “Information” means all technical, scientific, regulatory and other information, results, knowledge, techniques and data, in whatever form and whether or not confidential, proprietary, patented or patentable, invention disclosures, plans, processes, practices, methods, knowledge, know‑how, skill, experience, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data or descriptions. For clarity, Information does not include issued Patents or the inventions claimed thereby.
1.65     “Joint Committee Consent” means the mutual consent or agreement of both Parties’ respective representatives on the specified Committee (or if no Committee is specified, the JSC), which shall be documented in the minutes of such Committee explicitly (i.e., identified as a Joint Committee Consent); provided, that if a matter may be approved or agreed by Joint Committee Consent of a specified Committee, such consent or agreement may be given by Joint Committee Consent of any other Committee to which such Committee directly or indirectly reports, including in each case the JSC.

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1.66    “Joint Compliance Standards” means the compliance standards to be prepared by the Parties for the Collaboration, subject to the approval of, and amendment by, the E&C Committee from time to time.
1.67    “Joint Steering Committee” or “JSC” means the joint steering committee established pursuant to the terms of the Collaboration Agreement to provide oversight for the research, development and commercialization of Collaboration Products.
1.68     “Launch” means, with respect to the Product, the first commercial sale of the Product to a Third Party after receipt of all necessary Regulatory Approvals with respect thereto. For the avoidance of doubt, sales prior to receipt of such Regulatory Approvals, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales,” shall not be construed as a Launch.
1.69    “MAA” means a Marketing Authorization Application filed with the EMA pursuant to the Centralized Procedure or, under Applicable Law for Product, with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure.
1.70    “Managed Care Organizations” means pharmacies, pharmacy benefit managers, managed health care organizations, group purchasing organizations, large employers, long-term care organizations, formularies, government agencies, and programs (e.g., Medicare and the VA), or similar organizations.
1.71    “Managed Market Activities” means health systems or managed markets activities, including activities related to pricing and reimbursement programs, patient assistance programs, contracting with managed care entities, hospitals, pharmacies, distribution partners (including wholesalers and specialty distributors), group purchasing organizations, pharmacy benefit managers, hospital systems such as integrated health networks and accountable care organizations, insurance agencies, and Governmental Authorities, as well as issues and decisions about the offer of discounts or rebates for formulary placement for the Product.
1.72    “Managed Market Costs” means, with respect to the Product, the [ * ] and, solely with respect to the Exclusive Profit Share Territory, [ * ] that are incurred by a Party or any of its Affiliates during the Term that are [ * ] to Managed Market Activities for the Product in the Profit Share Territory, in each case, determined in accordance with the Collaboration Accounting Standards.
1.73    “Manufacture” means all activities related to the manufacture and supply of the Product, including manufacturing supplies for Development or Commercialization, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product (except for CMC Development), ongoing stability tests, storage, distribution and shipment, import

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and export, and regulatory activities directly related to any of the foregoing. For clarity, “Manufacturing” has a correlative meaning.
1.74    “Medical Affairs Activities” means the following activities related to the Product: (a) activities of Medical Liaisons who, among other functions, may conduct service based medical activities such as providing input and assistance with consultancy meetings, recommend investigators for Clinical Trials and provide input in the design of trials, and deliver non-promotional scientific exchanges and conduct non-promotional activities such as presenting new Clinical Trial and other scientific Information, (b) grants to support continuing medical education or symposia relating to educational needs related to the Product’s therapeutic use, (c) development, publication and dissemination of publications relating to the Product, (d) medical information services provided in response to inquiries communicated via Sales Representatives or received by letter, phone call or email, (e) conducting medical affairs or health economics outcomes research (HEOR) advisory board meetings or other consultant programs, (f) appropriate support of investigator-initiated trials and investigator sponsored research, (g) conducting health economics and outcomes research studies, (h) Post-Market Surveillance, and (i) Clinical Trials of the Product conducted following commencement of a Pivotal Clinical Trial for the Product that is not required for receipt of approval of the BLA or MAA (whether such Clinical Trial is conducted prior to or after receipt of such approval), but that may be useful in support of the post-approval exploitation of the Product (this clause (i), a “Voluntary Phase IV Study”).
1.75    “Medical Affairs Costs” means, the US Medical Affairs Costs, the Exclusive Profit Share Territory Medical Affairs Costs and the Global Medical Affairs Costs, or the aggregate of the foregoing as the context requires.
1.76    “Medical Affairs Plan” means the US Medical Affairs Plan, the SGI Medical Affairs Plan, the Agensys Medical Affairs Plan, and the Global Medical Affairs Plan, as the context requires.
1.77    “Medical Liaisons” means in the Profit Share Territory, those health care professionals employed or engaged by a Party with sufficient health care experience (including at least a four-year degree and either (a) clinical, residency or fellowship experience or (b) other highly specialized training relevant to a specific therapeutic area) to engage in in-depth dialogues with physicians regarding medical issues associated with a Product, and are not Sales Representatives or otherwise engaged in direct selling or Promotion of a Product.
1.78    “Net Profit/Net Loss” means, with respect to the Product [ * ]. For sake of clarity, [ * ].
1.79    “Net Sales” means (a) the gross amount [ * ] in arm’s-length transactions by Related Parties [ * ] from or on account of the sale of Product to a non-Related Party, other than a distributor (but excluding [ * ] or similar fees based on or reasonably allocable to the sale of Product, [ * ] to

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a [ * ]), plus (b) the amount of any consideration paid by [ * ] to a [ * ] for the rights to distribute the Product, less the sum of the following:
1.79.1    credits or allowances, if any are actually allowed, [ * ];
1.79.2    import taxes, export taxes, excise taxes, sales taxes, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind), to the extent (a) added to the sale price and set forth separately as such in the total amount [ * ] and (b) not reimbursed by a non-Related Party;
1.79.3    [ * ] transportation costs incurred in shipping Product to such non-Related Parties, [ * ];
1.79.4    discounts [ * ] actually allowed, cash and non‑cash coupons, retroactive price reductions, and charge‑back payments and rebates granted to any non-Related Party [ * ] (and other similar entities and institutions)); and
1.79.5    rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted to non-Related Parties (including to [ * ] (and other similar entities and institutions)) which effectively reduce the selling price or gross sales of the Product;
provided that each deduction from Net Sales may be made only once (i.e., if any deduction is made from Net Sales of Product in a country, such deduction may not be made from Net Sales of the Product in any other country).
[ * ].
Product shall be considered “sold” in accordance with such Related Party’s sales terms and Collaboration Accounting Standards (i.e., with respect to SGI, when delivered to the applicable delivery destination). Such amounts shall be determined from the books and records of the Related Party.
It is understood that any accruals for individual items reflected in Net Sales are periodically [ * ] trued up and adjusted by each Related Party consistent with its customary practices and in accordance with Collaboration Accounting Standards.
Sale or transfer of Product between any of the Related Parties shall not result in any Net Sales, with Net Sales to be based only on any subsequent sales or dispositions to a non-Related Party. To the extent that any Related Party receives [ * ], Net Sales shall include [ * ]. For clarity, sales to a Third Party wholesaler or similar distributor, group purchasing organization, pharmacy

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benefit manager, or retail chain customer shall be considered sales to a non-Related Party and not to a (sub)licensee; provided, that Net Sales by a Related Party to a non-Related Party consignee (such as the Third Parties described above above) are not recognized as Net Sales by such Related Party until the non-Related Party consignee sells the Product and Net Sales to such non-Related Party consignee shall include any mark-up added to the Product upon the sale by the consignee.
Net Sales of any Combination Product for the purpose of calculating milestones or royalties due under this Agreement shall be determined [ * ]. All net selling prices of the elements of such end-user product or service shall be calculated as the average net selling price of the said elements during the applicable accounting period for which the Net Sales are being calculated. In the event that, in any country, no separate sale of either the Product or any one or more of the active ingredients included in such Combination Product are made during the accounting period in which the sale was made or if net selling price for an active ingredient cannot be determined for an accounting period, Net Sales allocable to the Product in each such country shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, [ * ], all relevant factors (including [ * ]).
In the case where a drug delivery device is sold with or for use with the Product and included in the gross sales amount, any appropriate adjustment to Net Sales shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account all relevant factors.
1.80    “Packaging and Labeling” means secondary packaging, labeling, and serializing (as required by Applicable Law) Product.
1.81    “Party Tactical Matter” means, with respect to a Party, operational or tactical level decisions with respect to matters and functions allocated to such Party pursuant to an Approved Plan or otherwise pursuant to this Agreement in the Party’s applicable Royalty Territory and Profit Share Territory if such decisions are consistent with the terms of this Agreement, the scope of such allocation or delegation, Applicable Law, and the Approved Plans. For clarity, Party Tactical Matters exclude any responsibilities (a) expressly delegated to a Committee or Working Group hereunder, or (b) that expressly require the consent of the other Party or any Committee.
1.82    “Party Written Consent” means (a) with respect to a matter to be agreed by the Parties, the mutual written agreement of the Parties or the mutual consent of the Parties in writing, in each case executed on behalf of each Party by an appropriate officer or employee of such Party; and (b) with respect to a matter to be consented to or approved by a Party, the written consent or agreement of such Party executed by an appropriate officer or employee of such Party. For the avoidance of doubt, a writing evidencing Party Written Consent may be executed by delivery of electronically

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scanned copies of original signatures delivered by facsimile or electronic mail, but electronic mail without execution will not evidence Party Written Consent.
1.83    “Patents” means: (a) patent applications filed in the Territory; (b) all patents including supplemental protection certificates that have issued or in the future issue from any of the foregoing, including utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, re-examination certificates, renewals, extensions or additions to any such patents and patent applications (as applicable).
1.84    “Payments to Third Parties” means any amounts paid to a Third Party (whether in the form of a royalty, up-front payment, milestone or otherwise) under a Third Party License Agreement.
1.85    “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association, or other entity.
1.86    “Pivotal Clinical Trial” means, with respect to a Product, an adequate and well-controlled clinical investigation of such Product to provide substantial evidence that the Product is safe and efficacious for its intended use and to determine warnings, precautions, and adverse reactions that are associated with the product in the dosage range to be prescribed, and which is sufficient to support Regulatory Approval of the Product, including the trials referred to in 21 C.F.R. §312.21(c) (i.e., Phase III Clinical Trials), as amended.
1.87    “Post-Market Surveillance” means a program in place after the receipt of Regulatory Approval to be further defined in a pharmacovigilance agreement pursuant to Section 7.2 that provides for monitoring the safety of a product in the market, including reporting of certain Adverse Events to Regulatory Authorities; monitoring, investigating, reporting, and responding to complaints from the market, whether medical, technical, or otherwise; and evaluating whether additional actions, such as a label amendment, dear doctor letter, or recall, may be necessary.
1.88    “Primary Position Detail” means, with respect to a Product, a Detail in which key attributes of a Product are orally presented consistent with the terms of this Agreement, where the Product is given primary emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented).
1.89    “Product” means enfortumab vedotin, as developed under the Collaboration Agreement, in any and all forms, presentations, doses, and formulations.
1.90    “Product Liability” means any liability in respect of any personal injury or death (or risk of personal injury or death) arising from, relating to or otherwise in respect of, the use or ingestion of, or exposure to, a Product, whether based on negligence, strict product liability or any

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other product liability theory, including liability predicated on any alleged or actual manufacturing, design or formulation defect or failure to warn or any breach of any express or implied warranties.
1.91    “Product Liability Losses” means any and all liabilities, losses, damages, and expenses that relate to Claims in respect of Product Liability or alleged Product Liability in the Profit Share Territory.
1.92    “Profit Share Territory” means any of the United States, the SGI Profit Share Territory or the Agensys Profit Share Territory or any combination thereof, as the context requires.
1.93    “Promote” means, with respect to the Product, promotional activities to be conducted by Sales Representatives of a Party in the Territory that are set forth in an applicable Commercialization Plan or otherwise approved by the JCC, including the following (as approved by the JCC or set forth in an applicable Commercialization Plan): (a) Detailing; (b) utilizing Promotional Materials during Details; (c) conducting display booths, displaying Promotional Materials and conducting meetings with Target Prescribers in exhibits at conferences and trade shows; (d) sponsoring advertising in journals and publications directed to Target Prescribers; (e) conducting company-directed peer-to-peer programs regarding a Product (including speakers bureau and speaker training) directed at Target Prescribers; (f) distributing Promotional Materials to Target Prescribers using direct mail, electronic media, digital channels or other appropriate dissemination methods; and (g) Hospital and MHC Activities. For clarity, “Promotion” shall not include: (i) discussing or responding to questions regarding the Product outside of the approved Product labeling; (ii) independently maintaining a website, call center or medical information hotline for the Product; (iii) taking Product orders or otherwise selling or offering the Product for sale; (iv) other activities reserved to the other Party pursuant to this Agreement, or (v) other marketing activities not allocated to the applicable Party under this Agreement or in an approved Commercialization Plan. “Promotion” and “Promotional” shall have the correlative meanings.
1.94    “QA” means quality assurance activities conducted to ensure that all products are of the quality required for their intended use and that quality systems are maintained in accordance with Applicable Law.
1.95    “QC” means quality control activities conducted to check or test that specifications are met in accordance with Applicable Law.
1.96    “Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30 and December 31; provided, that the first Quarter under this Agreement shall commence on the Effective Date and the final Quarter under this Agreement shall end on the last day of the Term. “Quarterly” shall have the correlative meaning.
1.97    “Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual commercial sales cannot take place before such

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approval) required to market the Product for a disease or condition in accordance with the Applicable Laws and regulations of a given country. In the United States, Regulatory Approval means approval of a New Drug Application, BLA or an equivalent by the FDA. In the EU, Regulatory Approval means a marketing authorization for medicinal products granted by the European Commission or the Regulatory Authority of a country in the European Economic Area.
1.98    “Regulatory Authority” means the FDA, the EMA, the European Commission, or any comparable national or territorial regulatory entity within the Territory having substantially the same functions.
1.99    “Related Party” means a Party and its Affiliates and their respective (sub)licensees (and such (sub)licensees’ Affiliates) of Product. For clarity, Related Party shall not include any distributors, wholesalers or the like unless such entity is an Affiliate of the applicable Party.
1.100    “Required Notice Date” means, with respect to a Competing Product, the first to occur of (a) the [ * ] day following the receipt of regulatory approval for the Competing Product and (b) the first commercial sale of such Competing Product; provided, however, that the Required Notice Date for a Competing Product resulting under Section 10.8.2 shall in no event be prior to the [ * ] following the consummation of the applicable acquisition.
1.101    “Required Phase IV Study” means a Clinical Trial of the Product to be conducted or conducted after Regulatory Approval of the Product has been obtained from an appropriate Regulatory Authority due to a request or requirement of such Regulatory Authority.
1.102    “Royalty Territory” means the Agensys Royalty Territory or the SGI Royalty Territory as the context requires.
1.103    “Sales and Distribution” means customer services, handling of returns, order processing, warehousing, shipping, serialization compliance, invoicing, booking of sales, distribution and collection of receivables, in each case, with respect to the sale and distribution of Product.
1.104    “Sales Representative” of a Party means (a) an employee of such Party or an Affiliate of such Party engaged by such Party or Affiliate to Detail any Product on behalf of such Party or such Affiliate, or (b) an independent contractor, including a CSO, engaged by such Party or Affiliate (to the extent permitted in this Agreement) to Detail any Product on behalf of such Party or such Affiliate (including individuals engaged to provide Hospital and MHC Activities) excluding in each case (i) those employees or independent contractors of either Party or such an Affiliate that are solely engaged in telemarketing, professional education or other indirect activities in support of direct selling, and (ii) Medical Liaisons of a Party or such Affiliate.

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1.105    “Samples” means Product units which are not intended to be sold or traded, which are intended to be distributed to authorized healthcare professionals, and which are intended to promote the sale of such prescription drug in accordance with 21 U.S.C. §§353(c) and (d), and the applicable regulations of Title 21 of the U.S. Food and Drug Administration governing prescription drug samples, including 21 C.F.R. Part 203, or any successor provisions to such laws and regulations and in accordance with Applicable Law in any non-U.S. jurisdiction where the Product units are to be distributed, including with respect to the EU, Article 96 of Directive 2001/83. “Sampling” shall have a correlative meaning.
1.106    “Secondary Position Detail” means, with respect to the Product, a Detail in which key attributes of the Product are orally presented consistent with the terms of this Agreement, where the Product is given significant but not primary emphasis (i.e., an emphasis that is at least or more important than the emphasis given to any other product presented other than the product that is presented as the primary position detail).
1.107    “Segregate” means, with respect to a Competing Product, to use diligent efforts to segregate, consistent with best industry practices, the research, development, manufacture and commercialization activities relating to such Competing Product from research, Development, Manufacture and Commercialization with respect to any Product under this Agreement, including using diligent efforts to ensure that: (a) no personnel involved in performing the research, development, manufacture or commercialization of such Competing Product have access to non-public plans or information relating to the research, Development, Manufacture or Commercialization of any Product (provided that [ * ] may [ * ] and [ * ] and [ * ] regarding the research, Development, Manufacture and Commercialization of any Product in connection with [ * ]); and (b) no personnel involved in performing the research, Development, Manufacture or Commercialization of any Product have access to [ * ] relating to the research, development, manufacture or commercialization of such Competing Product (provided that [ * ] may [ * ] and [ * ] and [ * ] regarding the research, development, manufacture and commercialization of such Competing Product in connection with [ * ]).
1.108    “Selling Party” means SGI in the United States, the SGI Profit Share Territory and the SGI Royalty Territory, and Agensys in the Agensys Profit Share Territory and the Agensys Royalty Territory.
1.109    “SGI Profit Share Territory” means Canada.
1.110    “SGI Royalty Territory” means each country in the Americas Region other than (a) the United States and (b) Canada.
1.111    “Supply Chain Management” means the planning, management and execution of internal activities and activities of Third Party suppliers that (a) provide raw materials used in the

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manufacture of a Product; (b) manufacture, fill and finish, package and label any Product or any component thereof; or (c) test, assist in the release of, hold or distribute any Product or any component thereof. Supply Chain Management also includes management of forecasting activities.
1.112    “Territory” means the entire world.
1.113    “Third Party” means any Person other than Agensys, SGI or an Affiliate of either of them.
1.114    “Third Party License Agreement” means a license (or other appropriate acquisition agreement) with a Third Party regarding intellectual property that is reasonably necessary for the Commercialization of Product and that is approved by Joint Committee Consent of the JSC. For clarity, the [ * ] and [ * ] are not Third Party License Agreements.
1.115    “Trademark Costs” means, subject to Section 10.4, (a) the direct out‑of‑pocket costs (including the fees and expenses owed to outside counsel and other Third Parties for trademark searching, filing, prosecution, and maintenance fees) incurred after the Effective Date (or before the Effective Date if such costs have not already shared under the Collaboration Agreement) in connection with (i) the clearance of the Product Trademarks and the establishment of the Product Trademarks worldwide and (ii) the maintenance of rights of the Product Trademarks in the Profit Share Territory and (b) the reasonable fees and expenses of outside counsel and other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in Section 10.4.1, in each case, determined in accordance with the Collaboration Accounting Standards.
1.116    “United States” or “U.S.” means the United States of America, including its territories and possessions.
1.117    “US Allowable Expenses” means, with respect to the Product for any period, subject to the provisions of this Agreement, the following expenses [ * ]:
1.117.1    [ * ];
1.117.2    [ * ];
1.117.3    [ * ];
1.117.4    [ * ];
1.117.5    [ * ];
1.117.6    [ * ];
1.117.7    [ * ]; and

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1.117.8    [ * ];
provided, that, in each of clauses [ * ] above, such expenses shall be included within US Allowable Expenses for the Product only to the extent [ * ] and shall not be included to the extent [ * ]. The components of [ * ] shall be [ * ], and shall be [ * ]. If any cost or expense is [ * ], such cost or expense shall [ * ]. Where appropriate, the Parties, [ * ] shall be determined [ * ]. Notwithstanding the foregoing, US Allowable Expenses does not include [ * ]. For clarity, US Allowable Expense shall exclude [ * ].
1.118    “US Commercialization Costs” means, with respect to the Product during a period, the direct out-of-pocket costs that are incurred by a Party or any of its Affiliates on or after the Effective Date that are directly attributable or reasonably allocable to the sales and marketing of the Product for the United States, in each case, determined in accordance with the Collaboration Accounting Standards, [ * ]. Subject to the foregoing, Commercialization Costs for the Product shall include costs with respect to the Product incurred for:
1.118.1    [ * ];
1.118.2    [ * ];
1.118.3    [ * ];
1.118.4    [ * ];
1.118.5    [ * ];
1.118.6    [ * ];
1.118.7    [ * ];
1.118.8    [ * ];
1.118.9    [ * ];
1.118.10    [ * ];
1.118.11    [ * ];
1.118.12    [ * ];
1.118.13    [ * ];
1.118.14    [ * ];

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1.118.15    [ * ]; and
1.118.16    [ * ];
provided, that if any cost or expense is [ * ], such cost or expense shall [ * ]. Where appropriate, the Parties, [ * ] be determined [ * ].
Notwithstanding the foregoing, Commercialization Costs do not include [ * ]. For clarity, US Commercialization Costs shall exclude [ * ].
1.119    “US Medical Affairs Costs” means, with respect to the Product, direct out-of-pocket costs that are incurred by a Party or any of its Affiliates on or after the Effective Date that are directly attributable or reasonably allocable to Medical Affairs Activities for the Product in the Profit Share Territory (or in the case of Global Medical Affairs Costs, globally), including costs attributable to (a) [ * ], (b) [ * ], and (c) [ * ], in each case, determined in accordance with the Collaboration Accounting Standards; but, in each case, only to the extent consistent with the budget included in the applicable Medical Affairs Plan. For clarity, [ * ].
1.120    “Year” means a fiscal year beginning on [ * ] and ending on [ * ]; provided, that the first Year under this Agreement shall commence on the Effective Date and the final Year under this Agreement shall end on the last day of the Term. When used without capitalization, the term “year” means a period of twelve (12) consecutive months (365 or 366 days, as applicable).
1.121    Other Definitions. Capitalized terms defined elsewhere in this Agreement shall have the meanings ascribed to such terms for all other provisions in this Agreement. See the Index of Defined Terms for the location of such other definitions in this Agreement. Except where the context otherwise requires, capitalized terms used in this Agreement without definitions have the meanings ascribed to such terms in the Collaboration Agreement. For the avoidance of doubt, in the event a term is defined in this Agreement and in the Collaboration Agreement, the definition in this Agreement shall govern and control with respect to all matters under this Agreement.
ARTICLE 2
GOVERNANCE
2.1    Governance Generally.
2.1.1    General. Each Party shall assign responsibilities for the various operational aspects of the Collaboration allocated to such Party pursuant to this Agreement to those portions of its organization that have the appropriate resources, expertise and responsibility for such functions. The Parties shall implement the necessary processes to ensure a close, cooperative working relationship.

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2.1.2    Collaboration Committees. The Parties have established a JSC, a JDC, a JCC, a JCMC, and a JMAC pursuant to the Collaboration Agreement, which committees will have responsibilities and authority with respect to the Product as provided under this Agreement and/or the Collaboration Agreement, as applicable. The Parties desire to establish additional Committees (including the JFC and E&C Committee), as provided below, to further oversee the Collaboration, to provide additional decision-making structures and to provide a forum for discussion of matters relating to the Collaboration, in each case, with respect to the Product. Each Committee established hereunder shall have the responsibilities and authority allocated to it in this ARTICLE 2 and elsewhere in this Agreement. Subject to Section 15.11, the JSC shall have the responsibilities and authority allocated to it in this Agreement and the Collaboration Agreement (except, in the case of the Collaboration Agreement, where a responsibility is specifically precluded under this Agreement). The Parties intend that their respective organizations will work together to assure success of the Collaboration.
2.1.3    Limitations on the Authority of Committees. Notwithstanding the Committee structure established pursuant to this ARTICLE 2 to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree by Party Written Consent. The Parties hereby agree that (a) no Committee shall have any authority with respect to the amendment, modification or waiver of compliance with any provision of this Agreement, which matters may be approved only by Party Written Consent of the Parties or, in the case of a waiver of compliance, by the Party Written Consent of the Party entitled to waive such compliance, (b) other than with respect to approval of the Global Development Plan, Global Commercialization Plan, Global Manufacturing Plan, and Global Medical Affairs Plan, no Committee shall have decision-making authority with respect to the Royalty Territory, (c) other than with respect to approval of each SGI Profit Share Territory Commercialization Plan and each Agensys Profit Share Territory Commercialization Plan, the Committees shall have no decision-making authority with respect to either Party’s Exclusive Profit Share Territory, (d) any matter that otherwise would be within the jurisdiction of any Committee may be agreed or resolved by Party Written Consent, (e) any matter that is expressly reserved to the consent or other decision-making authority of a Party in this Agreement may be decided only by such Party, (f) any matter that is expressly reserved to the consent or agreement of both of the Parties may be decided only by the Party Written Consent, where indicated, by Party Written Consent or Joint Committee Consent, (g) all determinations made by any Committee shall be subject to and shall comply with the terms of this Agreement, and (h) a Committee may not make any decision that is inconsistent with the Approved Plans unless an amendment to the applicable Approved Plan addressing such inconsistency is approved by the JSC.

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2.2    Joint Development Committee.
2.2.1    Formation and Purpose. Agensys and SGI have established a joint development committee (the “Joint Development Committee” or “JDC”) pursuant to the Collaboration Agreement and wish to formalize its structure as set forth herein. The JDC shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by Party Written Consent). Subject to the oversight of the JSC and subject to Sections 2.1 and 2.9, the JDC shall be principally responsible for overseeing the Development of Product globally under the Collaboration Agreement and this Agreement, including coordination of activities between the Parties. The JDC shall operate by the procedures set forth in Section 2.9.
2.2.2    Global Development Plan. Prior to the Effective Date, the JDC adopted a plan that governs global Development and regulatory activities of the Parties with respect to the Product under the Collaboration Agreement. As promptly as practicable following the Effective Date, the JDC shall update such development plan if necessary to align the contents of such plan with the Approved Plans under this Agreement and to include the regulatory plan pursuant to Section 7.1.1, and shall submit such updated plan to the JSC for approval (as approved by the JSC, the “Global Development Plan”). Following its adoption by the JSC, the Initial Collaboration Product Plan attached as Schedule G to the Collaboration Agreement (or any other then-current development plan for Product) shall be replaced with the Global Development Plan. [ * ], or more often as the Parties deem appropriate, the JDC shall prepare amendments to the then-current Global Development Plan for approval by the JSC. In the event of any inconsistency between the Global Development Plan and this Agreement or the Collaboration Agreement, the terms of this Agreement shall prevail.
2.2.3    Specific Responsibilities. Subject to the oversight of the JSC, the JDC shall be responsible for overseeing Development strategy for the Product globally under the Collaboration Agreement and this Agreement, including the following:
(a)    overseeing the development of goals and strategy for the Development of the Product (including regulatory strategies and prioritization of Clinical Trials and indications for the Product) for review and approval by the JSC;
(b)    overseeing the preparation of annual updates to, and other amendments of, the Global Development Plan for approval by the JSC;
(c)    overseeing the development of goals and strategy for Drug Regulatory Approval Applications for review and approval by the JSC;
(d)    preparing the Core Data Sheet pursuant to Section 7.1.6(b) and submitting draft to the JSC for approval;

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(e)    monitoring compliance with the then-current budget included in the Global Development Plan on a continuing basis;
(f)    reviewing, coordinating and monitoring the activities and progress of the Parties in implementing the Development activities in the Global Development Plan;
(g)    facilitating the flow of information with respect to the Development of the Product and coordinate with other Committees, as appropriate;
(h)    overseeing the preparation of recommendations to the JSC for further Development of the Product, including Development for new indications that are not in the then current Global Development Plan;
(i)    overseeing the conduct of Clinical Trials (including Required Phase IV Studies), including approval of the final version of all Clinical Trial protocols and any material amendments thereto;
(j)    subject to the terms of this Agreement and the Approved Plans, recommending allocation of responsibilities for Development activities between Agensys and SGI to the JSC for approval;
(k)    overseeing the forecasting of quantities of Product required for Clinical Trials for incorporation into the Global Manufacturing Plan;
(l)    providing Quarterly updates on the JDC’s activities and achievements to the JSC; and
(m)    performing such other functions as the JSC may request from time to time or are expressly assigned to the JDC in this Agreement.
2.3    Joint Commercialization Committee.
2.3.1    Formation and Purpose. Agensys and SGI have established a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”) pursuant to the Collaboration Agreement and wish to formalize its structure as set forth herein. The JCC shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by Party Written Consent). Subject to the oversight of the JSC and subject to Sections 2.1 and 2.9, the JCC shall be principally responsible for (a) strategic oversight for the Commercialization of the Product in the Territory in accordance with the Global Commercialization Plan, (b) monitoring the execution by each Party of its Commercialization of the Product in its Exclusive Profit Share Territory to ensure such execution is in accordance with each Agensys Profit Share Territory Commercialization Plan and SGI Profit Share Territory Commercialization Plan, as applicable, and (c) oversight of the implementation of the then-current US Commercialization Plan, including

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coordination of activities between the Parties. The Parties anticipate that the responsibilities of the JCC with respect to the United States will be administered through one or more Working Groups. The JCC shall operate by the procedures set forth in Section 2.9. The specific allocation of responsibilities between Agensys and SGI in the United States shall be made in accordance with Section 3.2.4.
2.3.2    Specific Responsibilities. Subject to the oversight of the JSC, the JCC shall be responsible for general oversight of Commercialization of the Product globally and detailed oversight of the Product in the United States, including the following:
(a)    overseeing the development of global goals and strategy for Product positioning, messaging, and branding in the Territory, in each case, for review and approval by the JSC;
(b)    developing, reviewing and approving marketing resources deployed by account teams engaging with managing health systems accounts in the United States;
(c)    overseeing the development of goals and strategy for Product pricing and reimbursement in the Exclusive Profit Share Territory and Royalty Territory, in each case for review and approval by the JSC; including:
(i)    the JCC shall recommend [ * ], [ * ] and [ * ] for the Product in the Exclusive Profit Share Territory and Royalty Territory to the JSC and the JSC shall approve final recommended [ * ], [ * ] and [ * ] for the Product in the Exclusive Profit Share Territory and Royalty Territory; provided that neither the JSC nor the JCC shall have any authority with respect to establishing the specific prices in the Exclusive Profit Share Territory or Royalty Territory provided that the [ * ] is within the [ * ] approved by the JSC;
(ii)    each applicable Party shall have the exclusive right to set pricing in its Exclusive Profit Share Territory and Royalty Territory within the [ * ] by the JSC, in compliance with Applicable Laws (including antitrust and competition laws);
(iii)    any recommendations as to [ * ] and [ * ] for the Exclusive Profit Share Territory and Royalty Territory shall be justified in writing in relation to the [ * ] and [ * ] by the Parties in connection with the Collaboration and the Product;
(d)    reviewing and recommending to the JSC for approval pricing (including, rebates, discounts, and alternative pricing arrangements (e.g., [ * ], [ * ], [ * ], and [ * ])), gross to net target and contracting strategy in the United States;
(e)    reviewing and approving proposed United States Product sales contract terms (including rate and price protection provisions);

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(f)    overseeing the preparation of the Global Commercialization Plan, and annual updates thereto, in each case for review and approval by the JSC;
(g)    overseeing the preparation of an annual US Commercialization Plan, and annual updates thereto, in each case for review and approval by the JSC;
(h)    monitoring compliance with the then-current budget included in each Commercialization Plan on a continuing basis;
(i)    monitoring progress under and overseeing the implementation of each US Commercialization Plan;
(j)    reviewing and commenting on each SGI Profit Share Territory Commercialization Plan and each Agensys Profit Share Territory Commercialization Plan, and annual updates thereto, which comments shall be considered in good faith by the applicable Party, and submitting each such proposed plan to the JSC for review and approval;
(k)    reviewing quarterly reports submitted by each Party for the United States and its Exclusive Profit Share Territory with respect to its Commercialization activities;
(l)    reviewing and coordinating packaging designs and Product Trademarks for use in the Territory and overseeing the use thereof;
(m)    overseeing the forecasting of unit volume demand for each SKU of the Product in the Territory for purposes of the Global Manufacturing Plan as set forth in Section 5.4;
(n)    subject to the terms of this Agreement and the Approved Plans, allocating responsibilities for Commercialization activities between Agensys and SGI in the United States;
(o)    monitoring, in conjunction with the JFC, Allowable Expenses;
(p)    selecting marketing vendors (e.g., advertising agencies) in the United States;
(q)    subject to the terms of this Agreement and each applicable Approved Plan, reviewing and coordinating sales force activities, including Sampling strategies, and targeting and segmentation strategies, in each case for the United States;
(r)    reviewing, in conjunction with the JFC, each Party’s sales and financial reports pertaining to Allowable Expenses for the Product in the Profit Share Territory;

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(s)    approving a strategy for free goods programs (including Sampling), vendor/Product returns policy, and patient assistance and indigent patient access programs in the United States;
(t)    facilitating the flow of information with respect to the Commercialization of the Product and coordinate with other Committees as appropriate;
(u)    providing Quarterly updates on the JCC’s activities and achievements to the JSC; and
(v)    performing such other functions as the JSC may request from time to time or are expressly assigned to the JCC in this Agreement.
2.3.3    US Commercialization Working Group.
(a)    A Working Group of the JCC with responsibility for overseeing Commercialization of Product in the United States and such other matters as may be designated by the JCC from time to time is hereby established by the JCC (the “US Commercialization Working Group”). The US Commercialization Working Group shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by the JCC). The names of each Party’s initial members of the US Commercialization Working Group shall be provided to the other Party within [ * ] after the Effective Date.
(b)    The JCC hereby delegates to the US Commercialization Working Group responsibility for:
(i)    developing a sales force deployment plan for the United States;
(ii)    developing, reviewing and approving marketing resources deployed by account teams engaging with managing health systems accounts in the United States;
(iii)    preparing the US Commercialization Plan and annual updates thereto, in each case for review and approval by the JSC;
(iv)    monitoring progress under each US Commercialization Plan;
(v)    subject to the terms of this Agreement and the Approved Plans, allocating responsibility for Commercialization activities between the Parties in the United States;
(vi)    selecting marketing vendors (e.g., advertising agencies) in the United States;

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(vii)    subject to the terms of this Agreement and each applicable Approved Plan, coordinating sales force activities, including Sampling strategies and targeting and segmentation strategies, in each case for the United States;
(viii)    recommending a strategy for free goods programs (including Sampling), vendor/Product returns policy, and patient assistance and indigent patient access programs in the United States; and
(ix)    evaluating the need for key account managers for the Product in the United States prior to preparation of each US Commercialization Plan and, to the extent needed, including as part of such US Commercialization Plan.
2.3.4    US Pricing Working Group.
(a)    A Working Group of the JCC with responsibility for (i) oversight of all decisions related to pricing, discounts, payor strategy and contracting for sale of Product in the United States and recommending such matters to the JSC for approval, (ii) the periodic review and evaluation of the outcome of such decisions, and (iii) such other matters for the United States as may be designated by the JCC from time to time is hereby established by the JCC (the “US Pricing Working Group”). The US Pricing Working Group shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by the JCC). The names of each Party’s initial members of the US Pricing Working Group shall be provided to the other Party within [ * ] after the Effective Date. The Parties shall provide the US Pricing Working Group with access to all information necessary to review and evaluate the outcome of such decisions, including contracts for the sale of Product in the United States, and data related to such contracts.
(b)    The JCC hereby delegates to the US Pricing Working Group responsibility for reviewing and establishing pricing [ * ].
2.4    Joint Finance Committee.
2.4.1    Formation and Purpose. Agensys and SGI hereby establish a joint finance committee (the “Joint Finance Committee” or “JFC”), which shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by Party Written Consent). Subject to the oversight of the JSC and subject to Sections 2.1 and 2.9, the JFC shall provide support to all other Committees with respect to accounting and financial matters relating to the Collaboration and the Product. The JFC shall report directly to the JSC. The JFC shall operate by the procedures set forth in Section 2.9.
2.4.2    Specific Responsibilities of the JFC. Subject to the oversight of the JSC, the JFC shall:

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(a)    work with the other Committees to assist in financial, budgeting and planning matters as required, including (i) assisting in the preparation of such reports on financial matters as are requested by the JSC for the implementation of the financial aspects of the Collaboration, (ii) assisting with the preparation by the Parties of the budget in the Global Development Plan, budget in each Commercialization Plan and Medical Affairs Plan, and (iii) as requested by a Party, coordinate the preparation of Quarterly updates to annual budgets and, in connection therewith, the provision of the projections contemplated by Section 2.11.2;
(b)    agree on procedures, formats and timelines consistent with this Agreement for reporting financial data or recommend amendments to this Agreement for approval by the Parties (which recommendations shall be adopted only by Party Written Consent);
(c)    assist in resolving differences that relate to the financial terms of this Agreement; provided that no Party shall be required to make any material change to its internal accounting and reporting systems and standards (as opposed to generating ad hoc or additional reports upon reasonable request);
(d)    review a Party’s reporting of Net Sales, and each Party’s reporting of Allowable Expenses under this Agreement;
(e)    facilitate the flow of financial information with respect to the Development, Commercialization or Manufacture of the Product and coordinate with other Committees as appropriate;
(f)    review and approve the Standard Costs prepared by the JCMC; and
(g)    perform such other functions as the JSC may request from time to time or are expressly assigned to the JFC in this Agreement.
2.5    Joint Chemistry, Manufacturing & Controls Committee.
2.5.1    Formation and Purpose. Agensys and SGI have established a joint chemistry, manufacturing & controls committee (the “Joint Chemistry, Manufacturing & Controls Committee” or “JCMC”) pursuant to the Collaboration Agreement and wish to formalize its structure as set forth herein. The JCMC shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by Party Written Consent). Subject to the oversight of the JSC and subject to Section 2.1 and 2.9, the JCMC shall oversee the Manufacture and supply of the Product globally as well as all CMC Development activities. The JCMC shall operate by the procedures set forth in Section 2.9.

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2.5.2    Specific Responsibilities of the Joint Chemistry, Manufacturing & Controls Committee. Subject to the oversight of the JSC, and subject to Sections 2.1 and 2.9, the Joint Chemistry, Manufacturing & Controls Committee shall, in particular and in addition to its other responsibilities set forth in this Agreement:
(a)    oversee clinical and commercial Manufacture of Product;
(b)    oversee the preparation of an annual Global Manufacturing Plan for the Product and Quarterly updates thereto for review and approval by the JSC pursuant to Section 5.4;
(c)    monitor compliance with the then-current budget included in the Global Manufacturing Plan on a continuing basis;
(d)    determine the Standard Costs in accordance with Section 5.6.1 and submit proposed Standard Costs to the JFC for approval;
(e)    in collaboration with the JDC, oversee the preparation of responses to regulatory requests for information (RFIs) related to CMC, CMC dossiers and similar submissions to Regulatory Authorities (including required local modifications but excluding routine GMP inspections), including the development of mutually agreed policies and procedures therefor, provided that (i) where the time limit for a response to the competent Regulatory Authorities would prevent the Parties from consulting the JDC and JCMC in advance, the Parties shall promptly notify the JDC and JCMC and send a copy of any response and any other document, request or demand issued by the competent Regulatory Authorities concerned, not later than [ * ] after the response to the competent Regulatory Authorities is submitted and (ii) final decision-making authority with respect to such submissions shall be as set forth in the quality agreement; provided further that any such responses that relate to critical issues or significant non-compliance shall be escalated to the JSC for review and approval of such responses;
(f)    oversee the preparation for and reviewing responses to regulatory inspections related to the Product, including the development of policies and procedures therefor;
(g)    oversee CMC Development activities and development of, and recommend to JSC for approval, strategies for second sourcing;
(h)    oversee development of, and approve, logistical strategies, including capacity planning and inventory levels, to maintain consistency with the forecasts;
(i)    review and approve any Manufacturing sites or testing sites proposed to be established following the Effective Date and changes to any existing or new Manufacturing sites or testing sites, and material changes in Manufacturing processes or

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responsibilities in the supply chain for the Product (provided that (i) the JCMC shall [ * ] and (ii) in performing such review and approval, the JCMC shall take into consideration [ * ]);
(j)    oversee and monitor all QA- and QC-related matters concerning the Product;
(k)    cooperate with the JDC, JMAC and JCC to coordinate clinical and commercial supply of Product;
(l)    if the travel costs of the Parties for activities related to the Manufacture of Product are not substantially equivalent, proposing budgets for such travel costs for the applicable Approved Plans;
(m)    facilitate the flow of financial information with respect to the Manufacture of the Product and coordinate with other Committees as appropriate;
(n)    provide updates on the JCMC’s activities and achievements to the JSC no less frequently than once each Quarter after the Effective Date;
(o)    reviewing and approving for inclusion in Global Allowable Expenses the portion of capital expenditures, [ * ] not otherwise reallocated to another product of the applicable Party or its Affiliates; and
(p)    perform such other functions as the JSC may request from time to time or are expressly assigned to the JCMC in this Agreement.
2.6    Joint Medical Affairs Committee.
2.6.1    Formation and Purpose. Agensys and SGI have established a joint medical affairs committee (the “Joint Medical Affairs Committee” or “JMAC”) pursuant to the Collaboration Agreement and wish to formalize its structure as set forth herein. The JMAC shall consist of up to [ * ] representatives from each Party (or such other number as may be agreed by Party Written Consent). Subject to the oversight of the JSC and subject to Sections 2.1 and 2.9, the JMAC shall be principally responsible for (a) oversight of the Medical Affairs Activities of Product globally under the Collaboration Agreement and this Agreement, including coordination of such activities between the Parties, (b) oversight of Medical Affairs Activities in the Exclusive Profit Share Territories to ensure alignment with the Global Medical Affairs Plan, and (c) oversight of the US Medical Affairs Plan, including coordination of activities between the Parties. The JMAC shall operate by the procedures set forth in Section 2.9. The specific allocation of responsibilities for Medical Affairs Activities between Agensys and SGI shall be made in accordance with ARTICLE 6.

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2.6.2    Specific Responsibilities of the Joint Medical Affairs Committee. Subject to the oversight of the JSC, the JMAC shall, in particular and in addition to its other responsibilities set forth in this Agreement:
(a)    oversee the preparation of an annual Global Medical Affairs Plan, and annual updates thereto, for review and approval by the JSC pursuant to Section 6.2;
(b)    oversee the preparation of an annual US Medical Affairs Plan, and annual updates thereto, for review and approval by the JSC pursuant to Section 6.3;
(c)    review and comment on the SGI Profit Share Territory Medical Affairs Plan and Agensys Profit Share Territory Medical Affairs Plan prepared pursuant to Section 6.4.1, and annual updates thereto, which comments shall be considered in good faith by the applicable Party, for review and approval by the JSC for approval;
(d)    monitor compliance with the then-current budget included in each Medical Affairs Plan on a continuing basis;
(e)    monitor progress under the Global Medical Affairs Plan endorsed by the JSC;
(f)    monitor progress under, and oversee the implementation of, each US Medical Affairs Plan endorsed by the JSC;
(g)    provide a forum for discussion, debate, and decision-making to maximize patient benefits;
(h)    discuss whether and when to initiate or discontinue any studies or trials in the United States that are Medical Affairs Activities;
(i)    oversee the conduct of any studies or trials in the United States that are Medical Affairs Activities, and provide a forum for the sharing of information regarding the conduct of such studies or trials;
(j)    review quarterly reports submitted by each Party with respect to its Medical Affairs Activities in the Profit Share Territory;
(k)    review annual reports submitted by each Party for its Royalty Territory with respect to its Medical Affairs Activities in its Royalty Territory;
(l)    review, discuss and coordinate the Parties’ scientific presentation and publication strategy relating to the Product in accordance with the Publication Charter;

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(m)    facilitate the flow of information with respect to the Medical Affairs Activities for the Product and coordinate with other Committees as appropriate;
(n)    monitor, in conjunction with the JFC, Allowable Expenses for Medical Affairs Activities;
(o)    provide Quarterly updates on the JMAC’s activities to the JSC; and
(p)    perform such other functions as the JSC may request from time to time or are expressly assigned to the JMAC in this Agreement.
2.7    Ethics & Compliance Committee. Agensys and SGI hereby agree to establish an Ethics & Compliance Committee (the “E&C Committee”) within [ * ] after the Effective Date. The E&C Committee shall consist of up to [ * ] from each Party (or such other number as may be agreed by Party Written Consent). The E&C Committee shall report to the JSC. The E&C Committee shall meet at such times as it elects to do so, but in no event less frequently than [ * ], to make recommendations to the JSC or to the Parties directly, and may establish sub-groups to address matters on a country-by-country basis, based on the following objectives:
2.7.1    to review, comment on, and approve Joint Compliance Standards and periodically update the Joint Compliance Standards, with approval of the initial Joint Compliance Standards and any amendments thereto by Joint Committee Consent;
2.7.2    subject to Section 8.3, to [ * ], with respect to: [ * ], in each case with the goal of [ * ];
2.7.3    to facilitate and ensure communication across the Collaboration on compliance-related issues with respect to the Product, subject to Section 7.1.10; and
2.7.4    to provide a forum for discussion on compliance policies, processes, standards and controls with respect to the Product and approve such policies.
2.8    Working Groups. From time to time, any Committee may establish and delegate duties to working groups for the United States (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities with respect to the United States, which delegations shall be reflected in the minutes of the meetings of the applicable Committee. Such Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Product or on such other basis as the establishing Committee may determine, and shall be constituted and shall operate as the establishing Committee may determine; provided, that (a) decision making shall be by consensus, with each Party’s representatives on the applicable Working Group collectively having one vote on all matters brought before the Committee and (b) a Working Group may not make any

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decision that is inconsistent with the Approved Plans unless an amendment to the applicable Approved Plan addressing such inconsistency is approved by the JSC. Each Working Group and its activities shall be subject to the oversight, review and approval of, and, shall report to, the Committee that established such Working Group. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this ARTICLE 2.
2.9    General Committee and Working Group Membership and Procedures.
2.9.1    Membership. Each of Agensys and SGI shall designate representatives with appropriate expertise to serve as members of each Committee (or Working Group as they are established), and each representative may serve on more than one Committee (or Working Group) as appropriate in view of the individual’s expertise. Each Party may replace its Committee or Working Group representatives at any time upon written notice to the other Party. Each member of each Committee and Working Group shall be made aware of the obligation of compliance with all Applicable Laws, including antitrust and competition laws, as set forth in Section 8.1.5. Each Committee and Working Group shall have co-chairpersons; provided, that primary responsibility for facilitating meetings will alternate annually. Agensys and SGI shall each select from their representatives a co-chairperson for each of the Committees and each of the Working Groups, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The co-chairpersons of each Committee and Working Group, with assistance and guidance from the Alliance Managers (or their respective designees), shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee or Working Group, and preparing and issuing minutes of each meeting within [ * ] thereafter; provided, that the Committee/Working Group co‑chairpersons shall call a meeting of the applicable Committee or Working Group promptly upon the written request of either co‑chairperson to convene such a meeting. Such minutes will not be finalized until the co‑chairperson from each Party reviews and confirms in writing the accuracy of such minutes. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the Committee or Working Group, and any matters the Committee or Working Group failed to resolve.
2.9.2    Meetings. Each Committee and Working Group shall hold meetings at such times as it elects to do so, but in no event shall such meetings of each Committee be held less frequently than [ * ]. Each Committee or Working Group shall meet alternately at a location designated by Agensys and a location designated by SGI, or at such other locations, including by audio or video teleconference as permitted below, as the Parties may agree. The Alliance Managers (or their respective designees) may attend meetings of each Committee and Working Group (as non-voting participants, unless they are members of such Committee or Working Group). Additional employees, consultants, and representatives of a Party may, with the other Party’s consent, attend meetings of each Committee or each Working Group as non-voting observers; provided, that (a) any such employees, consultants or representatives are (i) under obligations to comply with all

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Applicable Laws (including antitrust and competition laws as set forth in Section 8.1.5), (ii) under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Collaboration Agreement and (iii) obligated to assign to the Parties any inventions made by any of them arising out of their participation in such meetings, and, (b) with respect to non-employees of a Party, such attendance is subject to consent of the other Party, which shall not be unreasonably withheld, conditioned, or delayed. Each Party shall be responsible for all of its own expenses of participating in the JSC and all of its own costs of participating in any other Committee or Working Group. Meetings of any Committee or Working Group may be held by audio or video teleconference with the consent of each Party; provided, that at least [ * ] meetings per year of each such Committee shall be held in person at a location alternately designated by Agensys and SGI. No Committee or Working Group shall take any action or make any decision except at a meeting properly called, and no action taken at any meeting of a Committee or Working Group shall be effective unless a representative of each Party is present or participating.
2.9.3    Charter. Each Committee may adopt a charter setting forth such additional rules and procedures as may be necessary for the performance of its responsibilities; provided that such rules and procedures must be consistent with the terms of this Agreement. In the event of any conflict or inconsistency between any such Committee charter and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern and control.
2.9.4    Decision-Making.
(a)    Decisions. Decisions on each Committee shall be made by consensus, with each Party’s designees on a Committee collectively having one vote on all matters brought before the Committee; provided that, for clarity (i) Party Tactical Matters are not subject to Committee decision-making and, (ii) the Committees’ authority is limited as set forth in Section 2.1.3. Notwithstanding anything to the contrary, each Approved Plan and updates thereto approved by the Committees is subject to final approval by Astellas’ Executive Committee and SGI’s Executive Committee. If either the Astellas Executive Committee or the SGI Executive Committee propose changes to any Approved Plan, then the applicable Committee will consider such changes in good faith, and if such changes are made, then the Approved Plan, as revised, will not be required to be resubmitted to each Party’s Executive Committee for approval.
(b)    Dispute Resolution in General. Except for Party Tactical Matters, any disagreement between the designees of Agensys and SGI on any Committee as to matters within such Committee’s jurisdiction shall, at the election of either Party, be referred for resolution as follows: (i) disputes between the designees of Agensys and SGI on any Working Group shall be referred for resolution to the applicable Committee to which it reports, and (ii) disputes between the designees of Agensys and SGI on the JDC, JCC, JFC, JMAC and JCMC (including a dispute referred from a Working Group to the applicable Committee that is not resolved within

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[ * ] after such referral) shall be referred, first, to the applicable functional leaders of each Party, and if the dispute is not resolved within [ * ] after such referral, to the JSC for resolution.
(c)    Disputes at the JSC. Other than for disputes in the E&C Committee, which will be governed as set forth in subparagraph (d) below, any disputes or disagreement arising in the JSC as to matters within the JSC’s jurisdiction or that are submitted to the JSC for attempted resolution that are unable to be resolved within [ * ] after the matter is first presented or referred to the JSC shall be referred to executive officers of each Party with subject matter expertise for the relevant dispute for resolution. If such executive officers are unable to resolve the matter within [ * ] after the matter is first referred to them, the matter shall be referred to the Chief Executive Officers of each Party for resolution. [ * ].
(d)    Disputes at the E&C Committee. In the event of any disagreement between the designees of Agensys and SGI on the E&C Committee as to matters within such Committee’s jurisdiction shall be addressed, (i) first, by the applicable functional leaders and regional compliance officers of each Party, (ii) if the dispute is not resolved within [ * ] after such referral to the applicable functional leader (e.g., chief compliance officer), then such dispute shall, at the election of either Party, be referred the president/region head of each Party of the country or jurisdiction to which such dispute relates, and (iii) [ * ].
2.9.5    Meeting Agendas. Each Party will disclose to the other proposed agenda items along with appropriate information at least [ * ] in advance of each meeting of the JSC and at least [ * ] in advance of each meeting of any other applicable Committee or Working Group; provided, that under exigent circumstances requiring Committee or Working Group input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the representatives of such other Party on such Committee or Working Group consent to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting or Working Group, which consent shall not be unreasonably withheld, conditioned, or delayed.
2.9.6    Party Tactical Matters. Party Tactical Matters shall be within the decision-making authority of (a) SGI in the SGI Royalty Territory and SGI Profit Share Territory, (b) Agensys in the Agensys Royalty Territory and Agensys Profit Share Territory, and (c) the Party to whom the applicable matters and functions are allocated by the applicable Approved Plans in the United States; provided that all such decisions shall be consistent with the terms of this Agreement, the scope of such allocation or delegation, Applicable Law, and the applicable Approved Plans. Subject to Section 2.1.3, Party Tactical Matters may be discussed by the applicable Committee(s); provided that Party Tactical Matters shall not be subject to Committee decision-making with respect to the Royalty Territory and Exclusive Profit Share Territory.

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2.9.7    Exception for Urgent or Serious Safety Matter. Notwithstanding anything to the contrary in this Section 2.9, in the event of dispute at a Committee or otherwise between the Parties regarding an urgent or serious safety matter, including patient risk management and risk minimization events and safety issues that impact Product labeling, that a Party believes requires a determination on an expedited basis, then, either Party may require that the dispute be referred to their respective safety officers for the purpose of seeking to resolve the dispute on an expedited basis and within, where applicable, any timeframes required by Applicable Law. Such safety officers may designate an appropriate advisory group of each Party, as well as obtain any Third Party advice, to advise them on their decision. If such safety officers are not able to resolve the dispute on any action referred to them promptly and within, where applicable, any timeframes required by Applicable Law, the applicable Lead Regulatory Party shall have final decision-making authority with respect to such matter; provided that the escalation and process for dispute resolution shall be more fully set forth in the pharmacovigilance agreement described in Section 7.2.
2.10    Alliance Managers.
2.10.1    Each of the Parties shall appoint one representative who possesses a general understanding of Development, regulatory, medical affairs and Commercialization issues to act as its Alliance Manager (each, an “Alliance Manager”). The role of the Alliance Manager is to act as a single point of contact between the Parties to assure a successful Collaboration. The Alliance Managers (or their respective designees) may attend all meetings of any Committee and Working Group and support the co-chairpersons of each Committee in the discharge of their responsibilities. An Alliance Manager (or designee) may bring any matter to the attention of any Committee if such Alliance Manager (or designee) reasonably believes that such matter warrants such attention. In addition, Alliance Managers (or their respective designees) may attend any joint meetings of the Parties that are held outside of the Committees.
2.10.2    Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. An Alliance Manager may designate a substitute to temporarily perform the functions of such office upon written notice to the other Party’s Alliance Manager.
2.11    Budgetary Matters in the Profit Share Territory.
2.11.1    Prior to each regular meeting of the JSC and not less than Quarterly, the JFC shall prepare an analysis of actual Allowable Expenses incurred, and Net Sales and Net Profit/Net Loss recorded by the Parties through the most recent practicable date, with respect to Allowable Expenses and Net Profit/Net Loss in relation to the amounts budgeted therefor in the Approved Plans applicable to the Profit Share Territory. The JFC shall determine the frequency and timing of projections for each category described in the previous sentence, with the goal of accommodating each Party’s corporate financial process. Each Party shall provide to the JFC in a timely manner such information as the JFC may reasonably request for use in the preparation of such analysis and

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which is in the possession of such Party. Each Party shall promptly notify the JFC in the event it anticipates any cost overrun with respect to Allowable Expenses in a given functional area (i.e., Medical Affairs Activities or Commercialization activities) incurred or to be incurred by it with respect to any Year or any material variation in Net Sales amounts from the amounts projected in the Approved Plans. The JFC shall promptly review any actual or projected cost overrun that is reported to it and thereafter shall, in conjunction with the JSC, consider and recommend to the JSC for approval either (a) an appropriate variance to the applicable Approved Plans, which variance, if approved by the JSC, shall be considered a part of the Approved Plans or (b) such other amendments to the Approved Plans as may be necessary or appropriate to bring the operation of the Collaboration within the budgetary guidelines set forth in the Approved Plans; provided, that if such cost overrun [ * ] for a given [ * ] (i.e., exceeds [ * ] for [ * ] or [ * ] for [ * ]) in a given Year the JFC and JSC may elect not to approve the variance or amend the applicable Approved Plan. The recommendations made to, and the actions taken by, the JSC pursuant to this Section 2.11 shall be consistent with Section 3.5, to the extent applicable.
2.11.2    In order to facilitate planning and budgetary control by the relevant Committees and by the Parties, each Party shall provide to the JFC and to the other Party not later than [ * ] prior to the end of [ * ] a projection (which shall represent its best good faith estimate) of the Allowable Expenses it expects to incur, and, with respect to SGI, the Net Sales it expects to record in such [ * ] and the remaining [ * ] of the budget period.
ARTICLE 3
COMMERCIALIZATION
3.1    Commercialization Generally. Subject to the terms and conditions of this Agreement, (a) the Parties shall jointly Promote and jointly Commercialize Product in the United States consistent with an annual Commercialization plan and budget for the United States (the “US Commercialization Plan”), (b) subject to Section 3.6, SGI shall have the sole right to Commercialize the Product in SGI Profit Share Territory or any portion thereof consistent with an annual Commercialization plan and budget for the SGI Profit Share Territory (the “SGI Profit Share Territory Commercialization Plan”), (c) subject to Section 3.6, Agensys shall have the sole right to Commercialize the Product in the Agensys Profit Share Territory or any portion thereof consistent with an annual Commercialization plan and budget for the Agensys Profit Share Territory (the “Agensys Profit Share Territory Commercialization Plan”) and (d) subject to Section 3.6, each Party shall have the sole right to Commercialize the Product in its Royalty Territory or any portion thereof consistent with an annual high-level Commercialization plan including a budget for Global Commercialization Costs (the “Global Commercialization Plan”).

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3.2    Commercialization in the United States
3.2.1    US Commercialization Plan. Each US Commercialization Plan will describe the plan for Commercialization of the Product in the United States, specify in reasonable detail the Commercialization activities to be performed by each Party for the Product for a particular Year, and include a detailed budget for all such efforts. For clarity, the US Commercialization Plan shall not include any activities, responsibilities or budgetary items that are included in the other Commercialization Plans. The Parties shall jointly prepare each US Commercialization Plan through the US Commercialization Working Group. The Parties shall provide each US Commercialization Plan for review and comment to the JCC, which shall recommend such plans to the JSC for approval. The initial US Commercialization Plan shall be submitted to the JCC for review and approval at least [ * ] prior to the anticipated commencement of Commercialization activities in the United States, and thereafter each US Commercialization Plan shall be submitted to the JCC for review and approval by no later than [ * ]. Each US Commercialization Plan shall include the following with respect to the Product in the United States, as applicable:
(a)    an executive summary;
(b)    general strategies, consistent with JCC guidance, for the Promoting, Detailing and marketing of each indication for the Product and allocation of responsibilities for marketing activities in the United States, including [ * ];
(c)    identification of individual accounts for Detailing in the United States, in accordance with Section 3.2.4;
(d)    market research plans and market assessment,
(e)    general plans for the marketing, promotion and sale of the Product to Managed Care Organizations, with appropriate input as to financial matters from the JFC;
(f)    the nature of any other key promotional activities, if any, and any other information contemplated by Section 3.2.4;
(g)    a market, unit sales, US Allowable Expenses, and Net Profit/Net Loss forecast; provided, however, that the Parties shall not be required to mutually agree to a Net Sales forecast or a Profit/Net Loss forecast (but shall cooperate as set forth in to Section 4.1.2(d));
(h)    distribution and reimbursement strategy and associated tactics, and pricing and discounting policy for the United States consistent with JCC and US Pricing Working Group guidance;

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(i)    advertising, public relations and other promotional product support programs and activities, including speaker, peer-to-peer activity and promotional programs;
(j)    the allocation of Commercialization activities between the Parties consistent with Article 3 and the Collaboration Agreement;
(k)    free goods program plans, a vendor/Product returns policy, and patient assistance and indigent access programs;
(l)    key performance indicators to monitor and assess Product performance, [ * ];
(m)    general plans for field-facing activities, including a comprehensive joint call plan;
(n)    advocacy/stakeholder engagement budgets; and
(o)    other matters within the scope of the JCC involving a significant expenditure of funds or incurrence of expense, or a significant use of resources.
3.2.2    Joint Promotion of Product in the United States.
(a)    All decisions with respect to all Commercialization matters for the Product in the United States (other than matters set forth in an Approved Plan, Party Tactical Matters, product distribution holds, recalls, withdrawals and other product quality decisions where the decision is to be made in accordance with the quality agreement agreed to by the Parties pursuant to Section 5.3 or 5.5) shall require the joint approval of the Parties, through Joint Committee Consent of the JCC.
(b)    Following the recommendation by the JCC, the JSC may, from time to time, agree by Joint Committee Consent to revise the allocation of Commercialization responsibilities of a Product in the United States, including Promotion. Unless otherwise agreed by Joint Committee Consent or set forth in an approved US Commercialization Plan, responsibility for managing health systems accounts, including customer interactions, with respect to Product in the United States is allocated to the respective Party as follows:
1.Agensys: federal government accounts including [ * ] and other federal accounts; and
2.SGI: commercial accounts, including [ * ].
For clarity, SGI, as the Selling Party in the United States shall remain responsible for executing contracts and booking sales of Product with respect to all health systems accounts in the United

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States. In addition, the Parties will coordinate, as necessary, with respect to accounts (e.g., Humana) who provide coverage for both federal and private insurance.
3.2.3    Commercialization Diligence in the United States. Agensys and SGI each shall use Commercially Reasonable Efforts (a) to jointly Promote and otherwise perform the Commercialization activities assigned to it in respect of the Product in the United States in accordance with the then-Approved Plans (as the same may be amended in accordance with the terms hereof), and (b) to develop and agree on such plans and budgets. Once an Approved Plan has been adopted, each Party shall make and implement decisions, including with respect to Party Tactical Matters, and allocate resources designed to advance progress with respect to the objectives set forth in, and designed to ensure that it meets its obligations with respect to, such Approved Plans.
3.2.4    Sales Efforts and Sales Representative Deployment for the United States.
(a)    No later than [ * ] prior to the anticipated Launch of the Product in the United States, the JCC (through the US Commercialization Working Group) will adopt by Joint Committee Consent a good faith rolling [ * ] forecast of the number of Sales Representatives required for Detailing for the accounts in the United States. Subject to reasonable and customary levels of vacant or unfilled positions, each Party will at all applicable times provide fifty percent (50%) of the required Sales Representatives. The JCC will identify the individual accounts in the United States and each Party will allocate a Sales Representative to each such individual account. The Sales Representatives and their respective managers will determine the account-specific tactics for Detailing such accounts and the Sales Representatives of each Party shall coordinate their activities with respect to the jointly serviced accounts. The JCC will review and adjust the Parties’ allocation of activities periodically as determined by the Parties, to ensure that the required FTE resources are equivalent.
(b)    From the date of the Launch of the Product, each Party’s Sales Representatives conducting Detailing for Product in the United States shall not detail other products except in accordance with this Section 3.2.4(b). Following the [ * ] of Launch, if a Party desires to allow its Sales Representatives to detail another product in addition to the Product after the end of such [ * ] period, (i) such Party shall notify the other Party of such desire, (ii) upon receipt of such notice, the Parties, through the JCC, shall discuss in good faith the positioning of the Product and the other product based on the business circumstances and the competitive nature of the products, and (iii) subject to Joint Committee Consent of the JCC, the other Party’s Sales Representatives may detail such other product in addition to the Product as authorized by such Joint Committee Consent (provided that in no case may such additional product be approved for the same indication(s) as the Product) and, if, as a result, the Detailing efforts for the Product by the Parties in the United States are no longer substantially equivalent, the Parties shall amend the definition of US Allowable Expenses (or its subcomponents) to account for such inequality.

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(c)    All Samples to be distributed in any Year, to the extent Samples are contemplated in the US Commercialization Plan, shall be allocated between the Parties equally. Each Party may determine the method by which it will distribute Samples (e.g., Sample send or Sample carry), if and to the extent provided in the US Commercialization Plan.
(d)    Within [ * ], each Party shall report to the US Commercialization Working Group such information regarding the selling efforts provided by such Party for the Product in the United States as the US Commercialization Working Group or JCC may specify, in accordance with such guidelines as may be specified by the US Commercialization Working Group or JCC from time to time. Unless otherwise specified by the JCC, such internal reporting shall be determined in accordance with applicable self‑reporting procedures customarily employed by such Party for other similarly sold and similarly reported pharmaceutical products to the target physician audience, consistently applied.
(e)    For clarity, the costs of a Party’s Sales Representatives in the United States shall not be taken into account for Commercialization Costs or US Allowable Expenses.
3.2.5    Sales Training for the United States.
(a)    Each of Agensys and SGI shall comply with any training plan for a Product contained in the applicable US Commercialization Plan. The Parties (through the JCC) will jointly agree on common core objectives for Product-specific training materials. Prior to the submission of the BLA for a Product for an indication, the Parties (through the JCC) shall cooperate to develop a sales training plan and sales training materials for the Product for such indication that meet the same core objectives. Each Party may use such jointly developed materials and implement such sales training for its Sales Representatives in respect of the Product for such indication in a manner consistent with its customary procedures. Such training shall be updated from time to time, based on feedback from the FDA and approval of the ultimate label for the Product. Unless the JCC determines otherwise, each Party shall be responsible for providing its own Product‑specific training to its Sales Representatives.
(b)    The costs incurred by each Party with respect to training of its Sales Representatives shall be the sole responsibility of such Party and shall not be included in Commercialization Costs or Allowable Expenses.
3.2.6    Advertising and Promotional Materials and Promotional Policies for the United States.
(a)    With respect to the United States, the Parties shall utilize only those Promotional, advertising, communication and educational tools and other materials relating to a Product to be used externally (“Promotional Materials”), and shall conduct only those

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Promotional activities for the Product, that, in each case, have been included in the approved US Commercialization Plan or are otherwise approved by the JCC. The US Commercialization Working Group shall oversee development of all Promotional Materials and the core internal training and educational tools and material relating to the Product in the United States, which (in all cases) shall be consistent with the Approved Plans, and with the Product labeling approved by the FDA. All other internal training and educational tools and materials directly related to the Product and all Promotional Materials shall be subject to the prior review and approval of the US Commercialization Working Group; provided that the US Commercialization Working Group will endeavor to delegate such review to a joint team comprising members from each Party’s internal promotional materials review team. The US Commercialization Working Group shall jointly review such materials prior to the use by either Party and the US Commercialization Working Group shall develop a process for such joint review and approval; provided, that the content of such Promotional Materials and such internal educational tools and materials, once approved by the process determined by the US Commercialization Working Group, need not be re-submitted for approval within [ * ] (or such shorter period designated by the US Commercialization Working Group) of its initial approval unless the nature of the Promotional Materials or internal educational tools or materials require more frequent review or approval or Product labeling in the Regulatory Approval applicable to such Promotional Materials and such internal educational tools and materials has been changed. For clarity, a Party’s internal disease state education tools and materials (including, for example, preceptor programs and key opinion leader (KOL) presentations) outside the core training modules and general human resources and sales training materials are not subject to joint review under this Section 3.2.6(a).
(b)    Both Parties will be identified and described as jointly Promoting the Product in the United States, and all materials and other Commercialization activities, including Samples (if applicable), oral presentations, direct-to-consumer advertising, patient information materials and patient benefit programs, that identify a Party shall identify both Parties as jointly promoting the Product and shall display the Astellas and SGI Corporate Names with equal prominence, in each case to the extent permitted by Applicable Law.
3.2.7    Title to Product; Invoicing; Booking of Sales in the United States. In the United States, SGI as the Selling Party, (a) will hold title to the Product inventories until sale to customers, and (b) shall effect all sales of Product and shall be responsible for invoicing all sales of Product and shall book all sales of Product for its own account. Agensys may not accept orders for Product in the United States or make sales for its own account or for SGI’s account, and if Agensys receives any orders for Product for the United States, it shall refer such orders to SGI for acceptance or rejection. Prior to entering into any Product sales contracts for the United States, SGI shall submit such contract (and a summary of pricing-related terms) to the US Pricing Working Group for review and approval.

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3.2.8    Packaging and Labeling, and Sales and Distribution in the United States. SGI, as the Selling Party, shall be responsible for all Packaging and Labeling, and all Sales and Distribution activities, for the Product in the United States. For clarity, as set forth in Section 3.12.2, if SGI wishes to subcontract such activities to a Third Party, any subcontractor that is not an Approved Subcontractor must be approved in the applicable US Commercialization Plan or otherwise approved by the JSC. The Parties will cooperate in good faith as necessary for SGI to perform such Sales and Distribution activities. SGI shall provide or make available to Agensys all data collected by SGI or its Affiliates in connection with their Sales and Distribution activities (including customer demographic information) in the United States. For clarity, customers include specialty distributors, specialty pharmacies, health care professionals, accounts, group purchasing organizations, integrated healthcare network, payer utilization data, and other customers of Product. SGI shall provide or make available such data to Agensys no later than [ * ]. SGI will provide such data to [ * ] for which it is available, e.g., [ * ] at the [ * ], data [ * ], and data [ * ].
3.2.9    Incentive Plans for Sales Representatives. Each Party shall establish and implement a target bonus or sales incentive program whereunder such Party’s Sales Representatives in the United States are compensated for their actual performance results with respect to Product in a manner consistent with such Party’s other programs. All such programs shall be in compliance with all Applicable Laws. For clarity, the costs of such incentive programs shall not be included in Allowable Expenses hereunder.
3.3    Commercialization in Royalty Territories.
3.3.1    Global Commercialization Plan.
(a)    The Global Commercialization Plan for the Product shall set forth (i) the anticipated performance obligations and funding requirements for the Commercialization of the Product throughout the Territory, (ii) a high-level Commercialization strategy, resourcing plans and major regional strategies, (iii) recommended [ * ], [ * ] and [ * ] for the Product, and (iv) budget for Global Commercialization Costs. For clarity, the Global Commercialization Plan shall not include any activities, responsibilities or budgetary items that are included in the other Commercialization Plans.
(b)    The Global Commercialization Plan shall be used to guide the applicable Committees in formulating each US Commercialization Plan and shall represent a good faith estimate of each Party’s anticipated long-term Commercialization commitments for the Territory.
(c)    The Parties shall jointly prepare each Global Commercialization Plan. The Parties shall provide each such Global Commercialization Plan for review and comment to the JCC, which shall recommend such Global Commercialization Plan to the JSC

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for approval. The Global Commercialization Plan shall be updated at least annually, and submitted to the JSC for review and approval by no later than [ * ]. The initial Global Commercialization Plan shall be submitted to the JCC for review and approval within [ * ] after the Effective Date, and subsequently shall be submitted to the JSC for review and approval by no later than [ * ].
3.3.2    Royalty Territory. Subject to Section 3.6, each Party (itself or through its Affiliates or (sub)licensees as otherwise permitted herein) shall have the sole right to Commercialize the Product in its Royalty Territory or any portion thereof, and shall have the sole decision making authority with respect to such Commercialization activities; provided that such activities shall be consistent with the Global Commercialization Plan. Each Party shall be solely responsible for all costs and expenses incurred by or on behalf of such Party for Commercializing the Product in its Royalty Territory or any portion thereof (other than Global Commercialization Costs).
3.3.3    Commercialization Diligence in Royalty Territory. Each Party shall use Commercially Reasonable Efforts to Commercialize the Product in its Royalty Territory in accordance with and to the extent provided in the Global Commercialization Plan.
3.3.4    Sales Efforts Reporting for the Royalty Territory. [ * ] each Party shall provide a high-level report to the JCC summarizing its selling efforts for the Product in its Royalty Territory.
3.3.5    Packaging and Labeling; Booking of Sales; Distribution in Royalty Territory. In its Royalty Territory, the Selling Party (a) will hold title to the Product inventories until sale to customers, (b) shall effect all sales of Product and shall be responsible for invoicing all sales of Product and shall book all sales of Product for its own account, and (c) shall be responsible for all Packaging and Labeling and Sales and Distribution of the Product, in each case in its Royalty Territory.
3.4    Commercialization in the Exclusive Profit Share Territory
3.4.1    Exclusive Profit Share Territory Commercialization Plan. The Agensys Profit Share Territory Commercialization Plan and SGI Profit Share Territory Commercialization Plan will describe the plan for Commercialization of the Product in the applicable Exclusive Profit Share Territory, specify in reasonable detail the Commercialization activities to be performed by or on behalf of the applicable Party for the Product for a particular Year, and a budget for all such efforts in the Exclusive Profit Share Territory. For clarity, each Exclusive Profit Share Territory Commercialization Plan shall not include any activities, responsibilities or budgetary items that are included in the other Commercialization Plans. Agensys shall prepare the Agensys Profit Share Territory Commercialization Plan and SGI shall prepare the SGI Profit Share Territory Commercialization Plan. The Parties shall provide each such plan for review and comment to the JCC, which shall recommend such plans and budgets to the JSC for approval. The initial draft of

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each such plan shall be submitted to the JCC for review and approval at least [ * ] prior to the anticipated Launch in the applicable Exclusive Profit Share Territory, and thereafter each such plan shall be submitted to the JCC for review and approval by no later than [ * ]. Each such plan shall include with respect to the Product and the applicable Exclusive Profit Share Territory, as applicable:
(a)    executive summary;
(b)    an overview of strategies, consistent with JCC guidance, for the promoting, Detailing and marketing of each indication for the Product in the Agensys Profit Share Territory and SGI Profit Share Territory (as applicable), [ * ];
(c)    an overview of plans for the deployment of Sales Representatives by geography and target audience;
(d)    an overview of (i) market research plans and market assessment and (ii) general plans for the marketing, promotion and sale of the Product, with appropriate input as to financial matters from the JFC;
(e)    an overview the nature of any other key promotional activities, if any;
(f)    a market, unit sales, and Net Sales forecast; provided, however, that the Parties shall not be required to mutually agree to a Net Sales forecast or a Profit/Net Loss forecast (but shall cooperate as set forth in to Section 4.1.2(d));
(g)    pricing and discounting strategy for the applicable Exclusive Profit Share Territory consistent with JCC guidance, subject to Section 2.3.2(c);
(h)    advertising, public relations and other promotional product support programs and activities, including speaker, peer-to-peer activity and promotional programs;
(i)    an overview of free goods program plans, a vendor/Product returns policy, and patient assistance and indigent access programs;
(j)    key performance indicators to monitor and assess Product performance, [ * ]; and
(k)    an overview of plans for field-facing activities, including prioritizing targets, promotional efforts and spend.
3.4.2    Promotion of Product in the Exclusive Profit Share Territory. Subject to the terms and conditions of this Agreement (including the Global Commercialization Plan, the Agensys Profit Share Territory Commercialization Plan, and Section 3.6), Agensys shall have the sole right

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to Commercialize the Product in the Agensys Profit Share Territory or any portion thereof. Subject to the terms and conditions of this Agreement (including the Global Commercialization Plan the SGI Profit Share Territory Commercialization Plan and Section 3.6), SGI shall have the sole right to Commercialize the Product in the SGI Profit Share Territory or any portion thereof.
3.4.3    Commercialization Diligence in the Exclusive Profit Share Territory. Each Party shall use Commercially Reasonable Efforts to Commercialize the Product in its Exclusive Profit Share Territory in accordance with the then-Approved Plans (as the same may be amended in accordance with the terms hereof). Once the Agensys Profit Share Territory Commercialization Plan and SGI Profit Share Territory Commercialization Plan has been adopted, each of Agensys and SGI shall make and implement decisions and allocate resources designed to advance progress with respect to the objectives set forth in, and designed to ensure that it meets its obligations with respect to, the applicable Commercialization Plan.
3.4.4    Sales Efforts Reporting for Exclusive Profit Share Territory. Within [ * ] after the end of each [ * ], each Party shall provide a high-level report to the JCC summarizing its selling efforts for the Product in its Exclusive Profit Share Territory, including total headcount, product share, and observed sales trends, and otherwise in accordance with such guidelines as may be specified by the JCC from time to time. Unless otherwise specified by the JCC, such internal reporting shall be determined in accordance with applicable self-reporting procedures customarily employed by such Party for other similarly Detailed and similarly reported pharmaceutical products to the target physician audience, consistently applied.
3.4.5    Packaging and Labeling; Booking of Sales; Distribution in Exclusive Profit Share Territory. In its Exclusive Profit Share Territory, the Selling Party (a) will hold title to the Product inventories until sale to customers, (b) shall effect all sales of Product and shall be responsible for invoicing all sales of Product and shall book all sales of Product for its own account, and (c) shall be responsible for all Packaging and Labeling and Sales and Distribution activities for the Product in its Exclusive Profit Share Territory.
3.5    Cost Overruns with Respect to Allowable Expenses. If the total Allowable Expenses incurred by a Party during a given Year in performing the responsibilities assigned to it for a given [ * ] (i.e., [ * ] or [ * ]) under the applicable Approved Plan (as amended in accordance with Section 2.11.1) in the Profit Share Territory (or, in the case of Global Commercialization Costs or Global Medical Affairs Costs, globally) exceed those set forth in the budget allocable to such Party’s responsibilities for such [ * ] during such Year, then (a) the Parties (through the JFC and JCC) shall address such overrun as provided in Section 2.11, and (b) unless otherwise agreed by Party Written Consent or Joint Committee Consent of the JSC, each Party shall continue to bear its share of the Allowable Expenses in excess of such budget (“Excess Allowable Expenses”) in the proportions set forth in Section 4.1.1, [ * ] to the extent such Excess Allowable Expenses are Negligently Incurred

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Commercialization Costs (as defined below), [ * ]. As used herein, “Negligently Incurred Commercialization Costs” means with respect to all Commercialization activities or all Medical Affairs Activities [ * ], as applicable, any portion of Excess Allowable Expenses in respect of such [ * ] or [ * ], as applicable, that (i) exceeds [ * ] in a given Year for such [ * ] (i.e., exceeds [ * ] for [ * ] or [ * ] for [ * ] and (ii) is not approved by the JSC or included in an amendment to the applicable Approved Plan. For the sake of clarity, [ * ]. The Parties shall use Commercially Reasonable Efforts, as appropriate, to mitigate any cost overrun. [ * ].
3.6    Promotion Step-In Right. If the Selling Party in a given country in the Royalty Territory or Exclusive Profit Share Territory does not plan to [ * ], or plans to [ * ] and [ * ] in such country, the Selling Party shall provide prompt written notice of such intention to the other Party and the other Party may provide written notice to the Selling Party that it wishes to take over Promotion responsibility for Product for such country unless Promotion in such country would adversely impact the Product in other countries in the Selling Party’s Royalty Territory or Exclusive Profit Share Territory. Upon the Selling Party’s receipt of such notice, the Parties shall negotiate and seek to agree in good faith on a definitive agreement establishing the terms and conditions for the other Party to Promote the Product and conduct Medical Affairs Activities in such country (a “Promotion Agreement”) with the goal of executing and delivering such Promotion Agreement within [ * ] days from the date of the other Party’s notice. The Promotion Agreement shall establish commercially reasonable terms and conditions for the other Party’s Promotion of Product and Medical Affairs Activities in the applicable country, including, solely if such country is in the Royalty Territory, and a mechanism for compensating such Party for its activities. If such country is in an Exclusive Profit Share Territory, all Promotion activities for such country by the other Party shall be subject to the applicable Commercialization Plan. If such country is in the Royalty Territory, all Promotion activities for such country by the other Party shall be subject to the Global Commercialization Plan but shall otherwise be subject to the Selling Party’s final decision-making authority as set forth in this Agreement. The other Party acknowledges that, unless otherwise agreed by Party Written Consent or in a Promotion Agreement, the Selling Party will continue to have the sole right to conduct Commercialization activities other than Promotion activities and Medical Affairs Activities (e.g., Sales and Distribution activities) for such country.
3.7    Responsibility for Acts and Omission of Personnel. Each Party shall be solely responsible for: (a) the acts and omissions of its Sales Representatives and other personnel while performing any of the activities to be performed under this Agreement and (b) all disciplinary, probationary and termination actions taken by it, as well as for the formulation, content, and for the dissemination (including content) of all human resources policies and rules (including written disciplinary, probationary and termination policies) applicable to any members of its personnel. Each Party shall comply with all Applicable Laws in the hiring, employment, and discharge of all members of its personnel.

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3.8    Non-Compliance by Field Force. In the event that a Party [ * ], then such Party shall [ * ]. The Party [ * ] shall [ * ]; provided that a Party shall not [ * ]. For clarity, the foregoing shall not limit any rights or remedies of a Party hereunder.
3.9    No Participation in Benefit Plans; Other Matters. Each Party acknowledges and agrees that the members of its field force (including its Sales Representatives) are not, and are not intended to be or be treated as, employees of the other Party or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plans”, as such term is defined in Section 3(3) of ERISA, that are sponsored by the other Party or any of its Affiliates or that are offered from time to time by the other Party or its Affiliates to their own employees (each, a “Benefit Plan” ). Subject to Section 3.2.9, all matters of compensation, benefits and other terms of employment for any such personnel shall be solely a matter between such Party and such individual. Each Party shall be solely responsible and liable for the payment of all compensation and benefits under any such employee benefit plan to any members of its field force, and each Party acknowledges and agrees that Party does not and will not maintain or procure any worker’s compensation, healthcare, or other insurance for or on behalf of the other Party or its personnel, all of which shall be the sole responsibility of the Party to which such person is employed. Without limiting the foregoing, a Party shall not be responsible to the other Party, or to any members of the such other Party’s field force (or any other personnel), for any compensation, expense reimbursements other than for expenses incurred in accordance with an Approved Plan (e.g., related to a Promotional program) or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, severance or termination of employment benefits, pension or profit-sharing benefits and disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed upon or be related to the performance by such other Party or such individuals of this Agreement, all of which shall be the sole responsibility of the Party to which such person is employed, even if it is subsequently determined by any court or Governmental Authority that any such individual may be an employee or a common law employee of the other Party or any of its Affiliates or is otherwise entitled to such payments and benefits.
3.10    Recalls and Withdrawals. The initiation and implementation of a product distribution hold, recall or clinical hold or market withdrawal of a Product from the market in the Territory will be determined in accordance with the quality agreement (including the process for consultation and, if possible, reaching consensus set forth therein); provided that the applicable Lead Regulatory Party shall have the final decision with respect to initiating a recall in a particular country if there is a dispute between the Parties. The costs of implementing any distribution hold, recall or withdrawal in accordance with this Section 3.10 relating to Commercialization activities or Medical Affairs Activities (a) in the Profit Share Territory shall be an Exclusive Profit Share Territory Commercialization Cost and (b) in the Royalty Territory shall be a Global Commercialization Cost,

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except (in each case) to the extent that the distribution hold, recall or withdrawal is attributable to (i) the breach of this Agreement by a Party, or (ii) the gross negligence or willful misconduct of a Party or its Affiliates, in which event (A) such Party shall bear such costs to the extent it is responsible, and (B) such costs shall not be included in Commercialization Costs (if applicable), as the case may be.
3.11    Development Activities. For clarity, (a) any additional development activities conducted for Product (including CMC Development activities and any Required Phase IV Studies) shall be governed by the terms of this Section 3.11, the Collaboration Agreement and the Global Development Plan, and (b) for purposes of this Agreement and the Collaboration Agreement, Development Costs include costs of developing and conducting Required Phase IV Studies (calculated in accordance with the Collaboration Agreement) and CMC Development Costs, and all Development Costs (as defined herein) shall be deemed Development Costs (as defined in the Collaboration Agreement) under the Collaboration Agreement and shared in accordance with the Collaboration Agreement. Promptly after the Effective Date, the Parties shall amend the Collaboration Agreement to provide that treatment of Development Costs in excess of the budget for a given Year will be handled in a manner comparable to Section 3.5.
3.12    Sublicensing and Subcontracting of Commercialization Activities.
3.12.1    Sublicensing. Each Party may sublicense its Commercialization rights and obligations under this Agreement to any Third Party pursuant to the terms of Section 10.3 of the Collaboration Agreement; provided that any such sublicensing in connection with subcontracts for a Party’s Royalty Territory or Exclusive Profit Share Territory under Section 3.12.2 entered into in the ordinary course shall be considered Approved Subcontractors for purposes of Section 10.3 or Section 10.7 of the Collaboration Agreement (and, accordingly, are not subject to any consent obligations thereunder); provided further that the Parties agree to share equally in the value of any consideration received under a sublicense granted to a Third Party (including any upfront or milestone payments, equity investments or reimbursement of expenses, but excluding any amounts that are included in Net Sales for the purposes of calculating royalties hereunder).
3.12.2    Subcontracting. Each Party may subcontract its Commercialization activities for Product in the United States to Approved Subcontractors or other Third Parties in accordance with the applicable US Commercialization Plan or as otherwise approved by the JSC. In addition, each Party may, in its discretion, subcontract Commercialization activities in its Royalty Territory or its Exclusive Profit Share Territory (or any portion thereof) to Third Parties; provided that such Party shall promptly inform the other Party of such subcontracting (including the identity of the subcontractor and a summary of the subcontracted activities). If either Party performs one or more of its Commercialization activities hereunder through any subcontractor, (i) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such

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subcontracting, (ii) each subcontractor shall undertake in writing all obligations of confidentiality and non-use regarding each Party’s Confidential Information which are substantially the same as those undertaken by the Parties hereunder, and (iii) the subcontracting Party shall be responsible for the performance of any subcontractors hereunder, and shall cause them to comply with the applicable terms of this Agreement. For clarity, any arrangements with shipping and transportation companies such as the United Parcel Service or FedEx shall be excluded from any notice requirements under this Section 3.12.2.
ARTICLE 4
FINANCIAL TERMS
The Parties shall make the payments provided for in this ARTICLE 4. For clarity, this ARTICLE 4 supersedes the following Sections of the Collaboration Agreement with respect to Product for activities after the Effective Date: Sections 12.3, 12.4, 12.5, and 12.6 (with respect to commercialization expenses). For clarity, [ * ].
4.1    Sharing of Commercialization Expenses; Profit Sharing in the Profit Share Territory. Prior to the Effective Date, any Allowable Expenses incurred by a Party shall be shared equally and reimbursement thereof shall be made in accordance with the Collaboration Agreement. Following the Effective Date, the terms and conditions of this Section 4.1 shall govern the rights and obligations of Agensys and SGI with respect to Net Profit and Net Loss relating to the Product. For clarity, a Party shall not have the right to share Net Profits, and no obligation to bear any Allowable Expenses (other than Global Allowable Expenses and Allowable Expenses incurred prior to the Effective Date as set forth above), with respect to the Product in the other Party’s Royalty Territory. Instead, a Party shall be entitled to the royalties set forth in Section 4.2 with respect to Net Sales of Product in the other Party’s Royalty Territory.
4.1.1    Share of Net Profits and Net Losses. Subject to the terms of this Agreement and Section 5.9.1 of the Collaboration Agreement, for so long as Product is being sold in the Profit Share Territory, Agensys and SGI shall share all Net Profits and Net Losses (as applicable) for the Product on the basis of fifty percent (50%) to SGI and fifty percent (50%) to Agensys.
4.1.2    Calculation and Payment.
(a)    Within [ * ] after the end of each [ * ] beginning with the first [ * ] in which Allowable Expenses are incurred, each Party shall report to the JFC its Net Sales in the Profit Share Territory and its Allowable Expenses. Each such report shall, as applicable, specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses, and, if requested by Agensys or SGI, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [ * ] Dollars ($[ * ]) or with respect to which documentation is otherwise reasonably requested shall be

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promptly provided. In addition, each such report shall specify the following: [ * ]. Within [ * ] after receipt of such reports, the JFC shall confer and agree upon in writing a consolidated financial statement setting forth the Net Profit or Net Loss for such Quarter for the Product in the Profit Share Territory and calculating each Party’s share of such Net Profits or Net Loss.
(b)    Within [ * ] after the Parties (through the JFC) have reconciled the reports delivered under Section 4.1.2(a) for each [ * ], the Party who will receive payment shall issue to the other Party an invoice for the agreed amount and the other Party shall, within [ * ] of such invoice, make a payment to SGI or Agensys, as applicable, so that each of Agensys and SGI has been compensated for its respective share of such Net Profits, or has borne its respective share of such Net Loss, as applicable, after giving effect to the (i) Net Sales invoiced and Allowable Expenses incurred by SGI, and (ii) Net Sales invoiced and Allowable Expenses incurred by Agensys; provided, however, that in the event of any disagreement with respect to the calculation of such payment, any undisputed portion of such payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [ * ] after the date on which Agensys and SGI, using good faith efforts, resolve the dispute.
(c)    In addition, for planning purposes, (i) with respect to the SGI Exclusive Profit Share Territory, SGI shall report to Agensys within [ * ] after [ * ] its actual Net Sales (including the amount of gross sales of Product by SKU of Product); (ii) with respect to the United States, (A) Agensys and SGI shall report to the JFC, (1) within [ * ] after [ * ] its estimated Allowable Expenses [ * ] and (2) [ * ] prior to the end of each Quarter, its estimated Allowable Expenses for such Quarter and (B) SGI shall report to the JFC (x) [ * ], the gross sales of Product and (y) within [ * ] after [ * ] Launch, an estimate of its Net Sales[ * ]; and (iii) with respect to the Agensys Exclusive Profit Share Territory, Agensys shall provide to SGI within [ * ] after [ * ] Launch its actual Net Sales [ * ] (including the amount of gross sales of Product by SKU of Product) and estimated Allowable Expenses. Further, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner.
(d)    If either Party [ * ], the Parties agree to [ * ]; provided that if the Parties [ * ].
(e)    For the avoidance of doubt, no cost or expense shall be counted more than once in calculating Allowable Expenses, even if such costs or expense falls into more than one of the cost categories that comprise Allowable Expenses. For purposes of determining Allowable Expenses and Net Profit or Net Loss, neither Party shall be required to record the actual FTE hours worked and all such allowed FTE expenses shall be charged based on percentage of time allocated to the Product and activities under this Agreement. Out-of-pocket costs will be charged based on actual expenses incurred or accrued. Each Party shall calculate, and maintain

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records of, out-of-pocket Allowable Expenses incurred by it in the same manner as used by it for other products which it has developed.
4.1.3    Consistency with Accounting Treatment. All calculations of Net Profit and Net Loss hereunder shall be made in accordance with Collaboration Accounting Standards, including the provisions thereof regarding expense recognition, as applied by Agensys and SGI consistently with their application in their respective external financial reporting,
4.2    Royalty Territory Royalties.
4.2.1    Royalties.
(a)    Subject to the terms of this Section 4.2, Agensys shall pay to SGI royalties calculated by multiplying the applicable royalty rate set forth in Schedule 4.2.1 by the aggregate Net Sales of the Product by Agensys’ Related Parties in the Agensys Royalty Territory. Subject to the terms of this Section 4.2, SGI shall pay to Agensys royalties calculated by multiplying the applicable royalty rate set forth in Schedule 4.2.1 by the aggregate Net Sales of the Product by SGI’s Related Parties in the SGI Royalty Territory.
(b)    The Parties acknowledge and agree that the royalty payments set forth in this Section 4.2 are intended to approximate an equal split of net profit/net loss in the Royalty Territory over the duration of the Royalty Term [ * ]. The Parties acknowledge and agree that [ * ]. Consequently, if [ * ], then the Parties, through the [ * ]; provided that [ * ] and [ * ]. In [ * ], the [ * ] shall: [ * ]. If, based on the foregoing, the [ * ] determines that [ * ]. If the [ * ] then, upon [ * ] shall be [ * ]. For clarity, any amendment [ * ]. Any dispute regarding a royalty rate determination or amendment to Schedule 4.2.1 under this Section 4.2.1(b) will be resolved by the Parties in accordance with Section 2.9.4 or by the arbitrator in accordance with Section 23.4 of the Collaboration Agreement, in each case taking into account the determination criteria set forth in this Section 4.2.1(b).
4.2.2    Royalty Term. Each Party’s obligation to pay royalties under this Section 4.2 with respect to the Product in each country in such Party’s Royalty Territory will commence upon [ * ] and will continue [ * ] (such period, the “Royalty Term”).
4.2.3    Reductions.
(a)    If there is a Biosimilar Product(s) in a given country in the Royalty Territory and, as a result, the royalties payable with respect to Net Sales of the corresponding Product pursuant to Section 4.2.1 in such country no longer approximate an equal sharing of profits for such Product in such country, the JFC shall evaluate the impact of such Biosimilar Product(s) and propose to the JCC for its review and approval reduced royalty rates for such Product in such country that approximate an equal sharing of profits for such Product. Upon

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Joint Committee Consent of the JCC, such reduced royalty rates shall apply with respect to such Product in such country as determined by the JCC.
(b)    Each Party shall be entitled to deduct from any royalties payable hereunder with respect to a country in its Royalty Territory [ * ] of (i) the Payments to Third Parties and (ii) the payments under the [ * ] Agreement that are required to be shared pursuant to Section 4.5.4 of the Collaboration Agreement, in each case (clauses (i) and (ii)) made for or reasonably allocable to the grant of a license for Commercialization of the Product in such country.
4.2.4    Royalty Payments and Reports. Within (a) [ * ] after the end of [ * ] during which royalties are due (other than [ * ]) and (b) [ * ] after the end of [ * ] during which royalties are due, each Party shall deliver to the other Party a report including estimates of gross sales of Product, Net Sales and royalties payable, in each case in such Party’s Royalty Territory during [ * ]. All royalty amounts payable to a Party pursuant to this Section 4.2 shall be paid in U.S. dollars within [ * ] days after [ * ] with respect to Net Sales [ * ]. Each payment of royalties due to a Party shall be accompanied by a final statement, [ * ], of the amount of gross sales of Product in such Party’s Royalty Territory [ * ], a calculation of Net Sales in such Royalty Territory showing with reasonable specificity the aggregate deductions from gross sales provided for in the definition of Net Sales [ * ], and a calculation of the amount of royalty payment due on such sales [ * ].
4.3    Taxes.
4.3.1    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the Collaboration under this Agreement.
4.3.2    Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties and other payments made by one Party to the other under this Agreement. Without limiting the generality of the foregoing, each Party shall provide the other any tax forms and other information that may be reasonably necessary in order not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide any such tax forms to the other at least thirty (30) days prior to the due date for any payment for which one Party desires that the other Party apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, Indirect Taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. For clarity, if such withholding taxes, Indirect Taxes, or similar obligations have been shared equally by the Parties as an Allowable Expense, the Parties shall share equally in the amount of such recovery.

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4.3.3    Payment of Tax. To the extent a Party is required by Applicable Law to deduct and withhold taxes on any payment to the other Party, such Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other an official tax certificate or other evidence of such withholding sufficient to enable the payee to claim such payment of taxes.
4.4    Currency. All payments hereunder will be in Dollars in immediately available funds and will be made by wire transfer from a United States bank located in the United States to such bank account as payee may designate in writing from time to time.
4.5    Foreign Exchange. The amounts accruing in a currency other than United States dollars will be converted to United States dollars using an exchange rate equal to the arithmetic average of the U.S. daily closing rates published by Reuters during the applicable Quarter for which payments are being made. The conversion calculations will be provided in any statement reporting converted amounts.
4.6    Late Payments. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of (a) the prime rate as published in The Wall Street Journal, Eastern Edition, under the heading “Money Rates,” on the first date of each Quarter in which such payments are overdue, plus [ * ] percentage points or (b) the maximum rate permitted by Applicable Law, calculated on the number of days such payment is delinquent, compounded [ * ] using a three hundred sixty-five (365)-day year.
4.7    Financial Records; Audits. Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of any calculations by the other Party or any payments due by the other Party under this Agreement, including (a) amounts to be reimbursed, pursuant to this Article 4.7, with respect to Allowable Expenses or other amounts to be reimbursed or shared hereunder incurred or generated (as applicable) by such Party, (b) Net Sales, (c) royalty payments for purposes of determining any under or over payment of the royalties, (d) [ * ], (e) amounts payable under any supply agreement, and (f) other compensation or reimbursement payable under this Agreement. Upon reasonable prior notice, such records for any Year(s) ending not more than [ * ] prior to the date of such request shall be open during regular business hours for examination at the auditing Party’s expense, and not more often than once each [ * ] period, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial statements or reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party to the other pursuant to this Agreement. [ * ]. Any such auditor shall not disclose the audited Party’s information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the

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financial reports furnished by the audited Party or the amount of payments due by the audited Party under this Agreement. Any amounts shown to be owed but unpaid, or overpaid and in need of reimbursement, shall be paid or refunded (as the case may be) within [ * ] after the accountant’s report, unless such report is challenged in good faith by the audited Party, in which case any undisputed portion shall be paid within [ * ] days after the accountant’s report and any remaining disputed portion shall be paid within [ * ] days after resolution of the dispute, and interest shall not accrue with respect to the disputed portion during the period of time the dispute is being resolved. The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in a report that the audited Party provided to the other Party during the applicable audit period, which underpayment or overpayment was more than [ * ] percent ([ * ]%) of the amount set forth in such report, in which case the audited Party shall bear the full cost of such audit.
4.8    Manner and Place of Payment. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Agensys or SGI (as applicable), unless otherwise specified in writing by such Party. Neither Party shall have the right to offset any payment that is owed by the other Party but not paid against any payments owed by such Party, if any, under this Agreement.
ARTICLE 5
MANUFACTURE AND SUPPLY
5.1    Overview. The provisions of this ARTICLE 5 shall apply to the Manufacture of the Product unless otherwise agreed by Party Written Consent.
5.2    Manufacturing for Development. For clarity, the Manufacture of the Product (a) prior to the first Regulatory Approval (except for any Product Manufactured prior to the first Regulatory Approval that is subsequently sold commercially) or (b) otherwise for use in Clinical Trials other than Voluntary Phase IV Studies shall be (i) deemed Development hereunder, albeit subject to the oversight of the JCMC and (ii) Manufactured and supplied pursuant to the Clinical Supply Agreement or an appropriate amendment thereto. The costs incurred for Manufacturing such Product will be shared as Development Costs in accordance with the Collaboration Agreement.
5.3    Supply and Quality Agreements. Subject to the oversight of the JCMC as described in Section 2.5, Agensys or its Affiliates shall Manufacture and supply the initial requirements for the Product (in unpackaged, unlabeled form) in accordance with the terms hereof (and the supply and quality agreements contemplated by this Section 5.3) for Commercialization worldwide by each Party, and the Selling Party shall perform Packaging and Labeling and Sales and Distribution for such Product. Within [ * ] days after the Effective Date, the Parties shall negotiate and enter into a supply agreement and a quality agreement consistent with this Agreement setting forth the terms and conditions of such supply for the United States, the SGI Profit Share Territory and the

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SGI Royalty Territory and, in the case of the quality agreement, quality-related matters globally. Such agreements shall reflect customary terms and conditions for the supply and quality of pharmaceutical products in the context of a profit sharing arrangement, including with respect to forecasting and ordering, payment terms, the calculation and reconciliation of Standard Cost, financial and compliance audits, the engagement of subcontractors, a fair and equitable allocation of Product between the Parties and their Affiliates in the event of any defects or Product shortfalls, and representations and warranties; provided that the Parties agree that the indemnification and limitation of liability provisions of ARTICLE 13 will apply to any and all Manufacturing Losses including those relating to such agreements. Such quality agreement shall govern product distribution holds, recalls, clinical holds, or market withdrawals (as set forth in Section 3.10) and any other quality control and quality assurance-related activities agreed between the Parties. The supply agreement will set forth the details of financial transaction to support the supply of Product with cost sharing consistent with this Agreement..
5.4    Global Manufacturing Plan. The JCMC shall prepare and submit to the JSC, for its approval, a proposed global manufacturing plan for the Product designed to provide reasonable assurance that the Parties are able to satisfy the forecasted demand for clinical and commercial quantities (including Samples, to the extent provided in the Global Commercialization Plan, Agensys Profit Share Territory Commercialization Plan, SGI Profit Share Territory Commercialization Plan, and US Commercialization Plan) of the Product (a “Global Manufacturing Plan”). Such Global Manufacturing Plan shall include (a) a plan for producing Launch quantities for the finished Product, (b) a plan for CMC Development, risk management and other related activities, (c) a Supply Chain Management plan, and (d) any activities related to process improvements that could materially impact cost, stability of supply, or changes to the facilities used to Manufacture. The JCMC shall prepare and submit to the JSC, the Global Manufacturing Plan for the Product promptly after the receipt of the initial forecasts provided for below from the JDC or JCC, as applicable. [ * ], or more often as the Parties deem appropriate, the JCMC shall prepare amendments to the then-current Global Manufacturing Plan for approval by the JSC. In addition, no later than [ * ], the JCMC shall prepare and submit to the JSC, for its review and approval, an update of such Global Manufacturing Plan to take into account changes in forecasted demand for clinical and commercial quantities of the Product.
5.5    Second Source.
5.5.1    The JCMC will, from time to time, evaluate the need for a second or additional source for the Manufacture (in whole or in part, but other than Packaging and Labeling) of the Product or any component thereof (i.e., source(s) other than the then-current source(s) for such Manufacture of the Product or components) for specific countries or regions or the entire Territory, and make applicable recommendations to the JSC.

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5.5.2    If at any time the JSC, by Joint Committee Consent, agrees that it is necessary or desirable to establish a second or additional source for the Manufacture (in whole or in part, but other than Packaging and Labeling) of the Product or any component thereof (for clarity, not including the supply of raw materials or excipients for use in such Manufacture) for specific countries or regions or the entire Territory, subject to the oversight of the JCMC as described in Section 2.5 then SGI will have the first right and option, exercisable upon written notice to Agensys within [ * ] of the JSC’s agreement, to (a) establish contracts and maintain arrangements with Third Parties approved by the JCMC (after conferring and discussing various potential Third Party manufacturers), for such second or additional source Manufacturing, or (b) conduct such second or additional source Manufacturing itself or through an Affiliate; provided, that any such party Manufacturing the Product (including SGI or its Affiliates) and any such Manufacturing site must be qualified in accordance with the applicable terms and conditions of any quality agreement then in place between the Parties.  If SGI exercises such option, (i) the Parties will amend the then-existing supply agreement (or enter into a new supply agreement) to provide for such Manufacturing and the supply of Product or applicable components from SGI to Agensys or its designee under terms and conditions equivalent to those applicable for supply from Agensys to SGI, and (ii) the relevant activities and budget therefor shall be included in the Global Development Plan and the costs directly attributable or reasonably allocable to such establishment (but not the on-going supply costs) shall be shared as CMC Development Costs.  If SGI does not exercise such option within such [ * ] period, or if SGI fails to establish such second or additional source Manufacturing within the time period mutually agreed by the Parties in the Global Development Plan, then Agensys shall have the right to (A) establish contracts and maintain arrangements with Third Parties approved by the JCMC (after conferring and discussing various potential Third Party manufacturers), for such second or additional source Manufacturing, or (B) conduct such second or additional source Manufacturing itself or through an Affiliate; provided, that any such party Manufacturing the Product (including Agensys or its Affiliates) and any such Manufacturing site must be qualified in accordance with the applicable terms and conditions of any quality agreement then in place between the Parties.
5.5.3    If the JSC does not agree to establish such a second or additional source of Manufacture, then (and in lieu of escalation pursuant to Section 2.9.4 or resolution pursuant to ARTICLE 14) each Party may establish a second or additional source for the sole purpose of Manufacturing the Product or components thereof for its Royalty Territory and Exclusive Profit Share Territory; provided, that the relevant activities and budget therefor shall not be included in the Global Development Plan, the costs with respect to such establishment shall not be shared as CMC Development Costs or otherwise, and such second or additional source shall not be available to the other Party for supply of Product or components unless such other Party agrees to reimburse [ * ] percent ([ * ]%) of the costs directly attributable or reasonably allocable to the establishment of such second or additional source.

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5.5.4    In the event that either Party at any time elects to establish a second or additional source of Manufacture pursuant to this Section 5.5, the other Party and its Affiliates shall provide or cause their Third Party subcontractors to provide all assistance reasonably requested by the other Party to conduct a technical transfer of Manufacturing to such other Party or its designee, including by providing copies of such documents and information, access to relevant Manufacturing personnel and facilities, samples, materials, and other know-how, as are reasonably necessary to enable such Party or its designee to conduct such Manufacturing in accordance with Applicable Law. Such technical transfer shall be conducted in accordance with a technical transfer plan developed and approved by the JCMC.
5.5.5    If the JSC establishes any second or additional sources of supply of Product, the Parties agree to maintain Manufacturing volumes at existing Third Party Manufacturing sites at or above the minimum level necessary to maintain such Third Party Manufacturing sites and avoid the [ * ] (including any [ * ] or [ * ] for the Manufacture of the Product) against a Party or its Affiliate(s), except as otherwise agreed by the Parties.
5.6    Manufacturing Costs.
5.6.1    Within [ * ] after the Effective Date, the Parties, through the JFC and JCMC, shall establish a standard cost for the commercial Manufacture of a unit of Product for which Packaging and Labeling has not been completed (the “Standard Cost”) in accordance with the terms of this Agreement and the supply agreement, which Standard Cost shall be adjusted annually as described below. Prior to the end of each Year (starting with the first full Year following the first commercial sale of the Product anywhere in the Territory), the Parties, through the JFC and JCMC, shall update the Standard Cost for such Year as needed to account for the actual costs of Manufacture of unpackaged and unlabeled Product incurred during such Year, and such updated Standard Cost shall (a) serve as the basis for an annual reconciliation between projected Standard Cost and actual Standard Cost, which reconciliation shall be reflected in the calculation of the final payment made between the Parties with respect to such Year (or the following Quarter if data necessary to determine such reconciliation is not available in time to reflect in the final payment for such Year), and (b) apply for the Manufacture of Product in the upcoming Year prior to the annual reconciliation described above. A detailed mechanism for the calculation of Standard Cost and the reconciliation process will be set forth in the supply agreement. The applicable Standard Cost for each unit of Product shall be an Allowable Expense of the applicable Selling Party and used for purposes of calculating payments due from one Party to the other hereunder.
5.6.2    In addition, the Parties shall each track their respective inventory of Product (including components thereof) and their respective standard costs (without markup) of Manufacturing and cost of labeling and packaging as well as true up to Standard Costs on a Quarterly

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basis. Each Party shall provide a report of such inventory and cost to the JFC and JCMC on a Quarterly basis or as otherwise determined by the JCMC.
ARTICLE 6
MEDICAL AFFAIRS ACTIVITIES
6.1    Overview. The Parties agree to collaborate with respect to the Medical Affairs Activities in support of the Product in the United States as provided in this ARTICLE 6 under the direction of the JMAC, and pursuant to the Global Medical Affairs Plan and US Medical Affairs Plan. Subject to the Global Medical Affairs Plan, each Party shall have the sole right and responsibility for Medical Affairs Activities in support of the Product in its Royalty Territory in accordance with this Agreement and as provided in this ARTICLE 6. Subject to the SGI Profit Share Territory Medical Affairs Plan (in the case of SGI) and the Agensys Profit Share Territory Medical Affairs Plan (in the case of Agensys), each Party shall have the sole right and responsibility for Medical Affairs Activities in support of the Product in its Exclusive Profit Share Territory and in accordance with this Agreement and as provided in this ARTICLE 6. Unless otherwise agreed by Joint Committee Consent of the JMAC, the Medical Affairs Activities for the Product in the United States shall be performed by SGI and Agensys using an equal FTE effort, but not necessarily an equal number of Medical Liaisons, managers or directors allocated to Product (i.e., the Parties acknowledge that the respective Medical Liaisons, managers and directors will be responsible for multiple products and will ensure that the proportion of time each Medical Liaison, manager and director allocates to the Product is such that the total FTE effort of each Party’s Medical Liaisons, managers and directors to the Product, taken as a whole, are equal). Each Party will [ * ]; provided that [ * ].
6.2    Global Medical Affairs Plan. The Medical Affairs Activities in support of the Product globally shall be described in a high-level plan including a budget for Global Medical Affairs Costs (a “Global Medical Affairs Plan”). The JMAC shall prepare the first draft of the Global Medical Affairs Plan for review and approval by the JSC. All Global Medical Affairs Plans with respect to the Product and subsequent revisions thereto will include (a) a high-level description of the strategy for Medical Affairs Activities for the Product globally (including the relative responsibilities of the Parties), (b) overall medical strategy, the medical narrative, all planned Voluntary Phase IV Studies, global advisory boards, publication plans and such information as the JMAC believes necessary for the successful medical affairs support of the Product, and (c) a budget for Global Medical Affairs Costs. [ * ], or more often as the Parties deem appropriate, the JMAC shall prepare amendments to the then-current Global Medical Affairs Plan for approval by the JSC. In the event of any inconsistency between a Global Medical Affairs Plan and this Agreement, the terms of this Agreement shall prevail.

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6.3    United States Medical Affairs.
6.3.1    US Medical Affairs Plan. The Medical Affairs Activities in support of the Product in the United States shall be described in a comprehensive plan and budget (such plan, a “US Medical Affairs Plan”) that describes the Medical Affairs Activities for the Product in the United States (including any proposed Voluntary Phase IV Studies, health economics and outcomes research, advisory boards, scientific publications, and medical education, including independent medical education), key plans for implementing those activities, the relative responsibilities of the Parties, and a budget for the associated activities. The initial US Medical Affairs Plan has been approved by the JSC, and updated plans shall be approved by the JSC on an annual basis. All US Medical Affairs Plans with respect to the Product in the United States and subsequent revisions thereto will contain such information as the JMAC believes necessary for the successful medical affairs support of the Product in the United States. [ * ], or more often as the Parties deem appropriate, the JMAC shall prepare amendments to the then-current US Medical Affairs Plan(s) approval by the JSC. All decisions with respect to Medical Affairs Activities for the Product in the United States (other than matters set forth in an Approved Plan and Party Tactical Matters) shall require the joint approval of the Parties, through Joint Committee Consent of the JSC. In the event of any inconsistency between a US Medical Affairs Plan and this Agreement, the terms of this Agreement shall prevail.
6.3.2    Medical Affairs Reports for the United States. Each Party shall keep the JMAC fully informed regarding the progress and results of Medical Affairs Activities in support of the Product in the United States.
6.3.3    Supply of Product for Medical Affairs. SGI shall use Commercially Reasonable Efforts to make available to the Parties the quantities of Product (for which it has completed Packaging and Labeling for the United States) for use in connection with Medical Affairs Activities in the United States set forth in the US Medical Affairs Plan. The Commercial Packaging and Labeling Costs of either Party for such supply (as well as the Standard Costs of either Party for such supply, which will be reconciled in accordance with Section 5.6) shall be included as a Global Allowable Expense. The terms associated with such supply shall be described in the supply agreement under Section 5.3 or amendment thereto.
6.4    Exclusive Profit Share Territory Medical Affairs.
6.4.1    Exclusive Profit Share Territory Plan. The Medical Affairs Activities in support of the Product in the SGI Profit Share Territory shall be described in a high-level plan and budget (such plan, a “SGI Profit Share Territory Medical Affairs Plan”) and in the Agensys Profit Share Territory shall be described in a high-level plan and budget (such plan, an “Agensys Profit Share Territory Medical Affairs Plan”), in each case, that includes a high-level description of the strategy for Medical Affairs Activities for the Product in the corresponding Exclusive Profit Share

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Territory (including the relative responsibilities of the applicable Party and a budget for the associated activities and in the case of the Agensys Profit Share Territory Medical Affairs Plan). All SGI Profit Share Territory Medical Affairs Plans, Agensys Profit Share Territory Medical Affairs Plans with respect to the Product and subsequent revisions thereto will contain such information as the JMAC believes necessary for the successful Medical Affairs Activities in support of the Product. [ * ], or more often as the Parties deem appropriate, SGI prepare amendments to the then-current SGI Profit Share Territory Medical Affairs Plan and Agensys shall prepare amendments to the then-current Agensys Profit Share Territory Medical Affairs Plan, in each case for review by the JMAC and approval by the JSC. In the event of any inconsistency between a SGI Profit Share Territory Medical Affairs Plan and Agensys Profit Share Territory Medical Affairs Plan and this Agreement, the terms of this Agreement shall prevail.
6.4.2    Medical Affairs Reports for the Exclusive Profit Share Territory. [ * ], each Party shall provide such information regarding the Medical Affairs Activities in support of the Product in its respective Exclusive Profit Share Territory as the JMAC may reasonably request.
6.5    Royalty Territory Medical Affairs
6.5.1    Medical Affairs Updates for the Royalty Territory. Each Party shall provide informational updates to the JMAC of its planned Medical Affairs Activities and recent results in support of Product in its Royalty Territory on an annual basis in a format agreed by Party Written Consent; and shall respond in a timely fashion to any reasonable requests of the other Party with respect to such activities and results. Each Party will consider in good faith the other Party’s input; provided that each Party shall have final decision making authority with respect to Medical Affairs Activities in support of Product in its Royalty Territory.
6.5.2    Medical Affairs Costs in the Royalty Territory. Each Party shall be solely responsible for all costs and expenses incurred by or on behalf of such Party in its Royalty Territory for Medical Affairs Activities in support of Product in the Royalty Territory (other than Global Medical Affairs Costs).
6.6    Medical Affairs Materials. The Parties, through the JMAC, shall align on a process for the review, approval, revision, and re-approval of materials prepared in connection with Medical Affairs Activities in the United States.
6.7    Medical Affairs Standards of Conduct.
6.7.1    Diligence; Compliance. Each Party shall carry out the tasks assigned to it under the Medical Affairs Plans in a timely and effective manner and in material compliance with Applicable Law and applicable industry compliance standards.

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6.7.2    Diligence Obligations. Each Party shall use Commercially Reasonable Efforts to perform Medical Affairs Activities in support of the Product in its Royalty Territory following obtaining Regulatory Approval therefor with respect to the applicable country.
ARTICLE 7
REGULATORY MATTERS
7.1    Clinical and Regulatory Matters.
7.1.1    Global Regulatory Plan. As part of the Global Development Plan, the Parties shall jointly prepare a global regulatory plan for the Product that describes the regulatory actions to be taken by each Party and how such activities shall be coordinated if necessary, including (a) the content of the Core Data Sheet for the Product (prepared in accordance with Section 7.1.6(b)) that will be used to support global submissions to Regulatory Authorities, (b) planned meetings with Regulatory Authorities regarding the Product, (c) plans for INDs, Drug Regulatory Approval Applications, Regulatory Approvals and related filings for the Product, and (d) the amount of annual fees projected to be assessed by Regulatory Authorities. Without limiting the foregoing, the JDC shall coordinate with the JCMC with respect to the regulatory aspects of CMC Development and the regulatory activities related to CMC Development that are addressed in the Global Development Plan.
7.1.2    Ownership. Notwithstanding Section 7.3.1 of the Collaboration Agreement, legal title to and legal ownership of all INDs, Drug Regulatory Approval Applications, Regulatory Approvals and related filings for the Product in the United States, the Agensys Profit Share Territory and the Agensys Royalty Territory shall be held by Agensys or its Affiliates, and SGI shall hold legal ownership in the SGI Profit Share Territory, and SGI Royalty Territory (such Party holding legal title to such INDs, Drug Regulatory Approval Applications, Regulatory Approvals in the applicable country or region being referred to as the “Lead Regulatory Party”). Agensys shall be the Lead Regulatory Party for global Clinical Trials (i.e., Clinical Trials that occur in multiple countries that are not all in the SGI Profit Share Territory or SGI Royalty Territory), however, [ * ]; provided that [ * ]. To the extent any INDs, Drug Regulatory Approval Applications, Regulatory Approvals, and related filings for the Product existing as of the Effective Date (or at any time during the Term) are not owned by the Lead Regulatory Party, the other Party hereby assigns to the applicable Lead Regulatory Party all of its right, title, and interest in and to all such INDs, Drug Regulatory Approval Applications, Regulatory Approvals and related filings for Product that it Controls. Such other Party shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary to effectuate such assignment.

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7.1.3    Responsibilities. The Lead Regulatory Party shall (a) be responsible for the day-to-day implementation of the regulatory activities required to obtain and maintain Regulatory Approval of the Product in the applicable country, (b) subject to Sections 7.1.4, 7.1.5, and 7.1.7, take the lead with respect to communications with the Regulatory Authorities in such country, and (c) designate a representative to serve as the designated regulatory official for the Product in such country or jurisdiction for purposes of receiving communications from the FDA and other Regulatory Authorities. The other Party will cooperate with the Lead Regulatory Party and the costs thereof will be Development Costs.
7.1.4    Regulatory Authority Submissions and Correspondence. Subject to the Global Development Plan and Section 7.1.3, the Lead Regulatory Party shall be responsible for the preparation of all documents and other correspondence to be submitted to Regulatory Authorities (other than the Core Data Sheet, which is the responsibility of the JDC under Section 7.1.6(b)) pertaining to the Product, however, [ * ]. The [ * ] shall [ * ] and shall [ * ]. The Lead Regulatory Party shall as promptly as practicable (and in any event within [ * ] in the [ * ], the [ * ], [ * ]. and [ * ] and [ * ] elsewhere) provide the other Party with copies, of any documents or other correspondence received from or submitted to a Regulatory Authority pertaining to the Product. Neither Party shall be required to [ * ].
7.1.5    Meetings with Regulatory Authorities. Subject to the Global Development Plan, the Lead Regulatory Party with respect to a country shall be responsible for conducting all meetings and telephone or video conferences related to the Product with Regulatory Authorities in such country, including all Product labeling discussions, but in the [ * ], the [ * ], [ * ], and [ * ], the Lead Regulatory Party shall consult with and shall take into consideration all reasonable views of the other Party in finalizing the strategy for such meetings. With respect to the [ * ], the [ * ], [ * ], and [ * ], the Lead Regulatory Party shall (a) provide the other Party with advance notice of all such scheduled meetings and conferences with the applicable Regulatory Authorities (including FDA advisory committee meetings and any other meeting of experts convened by the FDA concerning any topic relevant to the Product and foreign equivalents), and (b) in [ * ] use [ * ] to include [ * ] representatives of the other Party in all meetings and telephone discussions between representatives of the Lead Regulatory Party and such Regulatory Authority related to the Product; provided that, subject to the forgoing efforts, the final number of representatives (i.e., from each Party and both Parties combined) will be in the discretion of the applicable Lead Regulatory Party. For clarity, (i) Agensys shall take the lead with respect to discussions with the Regulatory Authorities in the [ * ], the [ * ], [ * ], [ * ], and the Agensys Royalty Territory, but SGI shall be entitled to have reasonable representation present at all such meetings with Regulatory Authorities in the [ * ], the [ * ], [ * ] and [ * ] (provided that SGI shall be entitled to actively participate in any such meetings in countries where SGI is conducting a clinical trial, if such meeting is about such clinical trial), and (ii) SGI will take the lead with respect to discussions with the Regulatory Authorities [ * ] and the SGI Royalty Territory, but Agensys shall be entitled to have reasonable representation present

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at all such meetings concerning [ * ]. Agensys and SGI shall use reasonable efforts to agree in advance on the scheduling of such meetings and conferences, the objectives to be accomplished at such meetings and conferences, the agenda for such meetings and conferences and the briefing materials to be used at such meetings and conferences.
7.1.6    Regulatory Approval of DAAs and Core Data Sheet.
(a)    The JDC in collaboration with the JCMC (or a joint Working Group of the JDC and JCMC) shall approve (i) the contents of any Drug Regulatory Approval Application for the Product in the [ * ], the [ * ], [ * ] and [ * ], and all material correspondence submitted to the applicable Regulatory Authorities in the [ * ], the [ * ], [ * ], and [ * ], and (ii) the chemistry, manufacturing and controls components of any Drug Regulatory Approval Application in the Territory. If the chemistry, manufacturing and controls components of any Drug Regulatory Approval Application for the Product have previously been approved as set forth above, the Lead Regulatory Party may submit such components (or subset thereof) to the applicable Regulatory Authorities without seeking additional approval; provided that if any changes are made to such components or additional chemistry, manufacturing and controls information is required to be submitted together with such components, approval under this Section 7.1.6 shall be required.
(b)    The JDC shall prepare, review and approve the Core Data Sheet for approval by the JSC for the Product, and such Core Data Sheet will be maintained and held by Agensys. Each Party shall be responsible for creating and updating the local product information for the Product in its Exclusive Profit Share Territory and Royalty Territory and shall submit such information to the JDC, which shall be subject to approval by the JDC if any deviations are made from the Core Data Sheet. Any changes to the local product information required by Applicable Law or a Governmental Authority shall be communicated by the applicable Party to the JDC in a timely manner.
7.1.7    Advertising and Promotion. Subject to Section 3.2.6, the Lead Regulatory Party in the applicable country shall be the point of contact and the responsible Party for Regulatory Authorities with respect to any Promotional material relating to the Product consistent with the Approved Plans and any guidance of the JCC.
7.1.8    Drug Naming Regulatory Approvals. Subject to Section 10.2.1, the Lead Regulatory Party in the applicable country will take the lead in drug naming procedures with the Governmental Authorities and Regulatory Authorities relating to the Product.
7.1.9    Rights of Reference. Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission or drug master file (and any data contained therein) for any Product, or any component thereof, made in any country in the Territory (including

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all Regulatory Approvals) in order to support regulatory submissions that such Party is permitted or required to make under this Agreement for the Product and to enable either Party to fulfill its obligations, or exercise its rights, under this Agreement.
7.1.10    Notice of Inspection, Investigation or Inquiry. If any Governmental Authority, including any Regulatory Authority, (a) contacts a Party with respect to the alleged improper Development, Manufacture, or Commercialization of any Product in the Territory, (b) conducts, or gives notice of its intent to conduct, a non-routine inspection at such Party’s facilities (or the facilities of any clinical trial site or vendor) to the extent related to the Product, or (c) takes, or gives notice of its intent to take, any other regulatory or enforcement action with respect to any activity of such Party that could reasonably be expected to adversely affect any Commercialization activities with respect to the Product in the Territory, then such Party shall promptly notify the other Party of such contact, inspection or notice. The contacted or inspected Party shall provide such other Party with copies of all pertinent information and documentation issued by any such Regulatory Authority immediately after receipt (and in any event within [ * ] of receipt), and the JDC in collaboration with the JCMC shall have the right to oversee the preparation of any responses that pertain to the Product other than responses to routine inspections; provided that (i) where the time limit for a response to the competent Regulatory Authorities would prevent the Parties from consulting the JDC and JCMC in advance, the Parties shall promptly notify the JDC and JCMC and send a copy of any response not later than [ * ] after the response to the competent Regulatory Authorities is submitted, and (ii) final decision-making authority with respect to such submissions shall be as set forth in the quality agreement; provided, further, that any such responses that relate to critical issues or significant non-compliance shall be escalated to the JSC for review and approval of such responses.
7.2    Pharmacovigilance; Adverse Event Reporting. The Parties entered into a Pharmacovigilance Agreement effective September 21, 2017 covering the management of safety information, adverse event reporting and the maintenance of a global safety database. Within [ * ] after the Effective Date (but in all cases prior to submission of the first BLA for Product), the Parties shall amend the existing pharmacovigilance agreement or enter into a new pharmacovigilance agreement to address the Commercialization and other activities contemplated by this Agreement. To the extent the terms and conditions of this Agreement conflict or are otherwise inconsistent with the terms of such pharmacovigilance agreement(s), the terms and conditions of this Agreement shall prevail except with respect to safety matters for which the pharmacovigilance agreement(s) shall prevail.
ARTICLE 8
COMPLIANCE

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8.1    Compliance. In connection with all activities undertaken pursuant to this Agreement or otherwise relating to the Product, each Party hereby covenants and agrees to comply, and cause its Affiliates to comply, with (a) the [ * ], (b) the [ * ] and the [ * ], and (c) [ * ]. In particular:
8.1.1    Each Party shall (a) instruct its personnel [ * ] (b) maintain [ * ], and (c) immediately notify the other Party of the substance of any such report in the event that (i) [ * ], and (ii) such Party [ * ].
8.1.2    In performing the activities contemplated by this Agreement, neither Party shall [ * ]. In addition, no Party shall [ * ]. No employee of a Party or its Affiliates shall [ * ].
8.1.3    Each Party must track and report (a) [ * ], and (b) [ * ].
8.1.4    Agensys and SGI agree to abide by [ * ] in the course of their performance under this Agreement. The Parties shall [ * ].
8.1.5    Agensys and SGI agree to abide by [ * ].
8.1.6    Each Party agrees to [ * ].
8.2    Export. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to SGI or Agensys from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental Regulatory Approval, without first obtaining the written consent to do so from the appropriate Governmental Authorities.
8.3    Harmonizing Policies. The Parties shall [ * ]. Neither Party shall be required to [ * ]. It is agreed and acknowledged that [ * ].
ARTICLE 9
REPRESENTATIONS AND COVENANTS
9.1    Mutual Representations and Warranties. Each Party represents and warrants to the other as of the Effective Date that:
9.1.1    Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

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9.1.2    Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.
9.1.3    Binding Agreement. This Agreement is legally binding upon it and enforceable against it in accordance with its terms. Subject to compliance by such Party with its obligations under the agreements listed or referred to in Section 15.13.2, the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any Governmental Authority having jurisdiction over it.
9.1.4    No Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not and will not (a) conflict with or violate in any material respect any requirement of Applicable Law or any judgment, decree, order, regulation, or rule of any Governmental Authority by which such Party is bound or subject; (b) conflict with or violate the organizational documents of such Party; or (c) result in a breach (or any event which, with notice or lapse of time or both, would constitute a breach) of any material term or provision of, or constitute a material default under any contractual obligations of, such Party or any of its Affiliates
9.2    No Debarment. In the course of the Development of the Product pursuant to the Collaboration Agreement each Party has not used, and during the Term will not use, any employee or consultant that is debarred, disqualified, or restricted by any Governmental Authority or Regulatory Authority or, to the best of such Party’s knowledge, is the subject of debarment, disqualification, or restriction proceedings by any Governmental Authority or Regulatory Authority. If either Party learns that it or any employee or consultant performing services on its behalf under this Agreement has been debarred, disqualified, or restricted by any Governmental Authority or Regulatory Authority, or has become the subject of debarment, disqualification, or restriction proceedings by any Governmental Authority or Regulatory Authority, such Party shall promptly notify the other Party and in the case of an employee or consultant, shall prohibit such employee or consultant from performing on its behalf under this Agreement.
9.3    DISCLAIMER. NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 9 OR ELSEWHERE IN THIS AGREEMENT, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR SCOPE OF ITS PATENT RIGHTS OR THAT THE MANUFACTURE, USE OR SALE OF THE PRODUCT WILL NOT INFRINGE THE PATENT RIGHTS OF THIRD PARTIES, OR ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, ADEQUACY, FREEDOM FROM FAULT OF, OR QUALITY, EFFICIENCY,

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CHARACTERISTICS OR USEFULNESS OF, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF, THE PRODUCT.
ARTICLE 10
INTELLECTUAL PROPERTY
10.1    Copyrights. All copyrights for Product-specific advertising, promotional, packaging and educational materials and all Product-specific training materials jointly prepared or authored by or for the Parties or their respective Affiliates in furtherance of the Collaboration shall be jointly owned by the Parties; provided that (a) such materials may not be used outside the Collaboration without the Party Written Consent of the other Party and (b) the foregoing shall not affect or constitute a waiver of any copyright rights that a Party may have in its individually owned materials that were incorporated into a jointly owned copyrighted material.
10.2    Product Trademarks.
10.2.1    Both Parties shall use the same brand name and associated trademarks for the Product in all countries in which the global trademark can reasonably be secured. The Product shall be sold under the same trademark and a generic or international non-proprietary name, and marketed using same logos, slogans, trade dress, domain names, and other intellectual property throughout the Territory to create a worldwide brand for the Products unless a Party has cause to use a different brand name (such as for regulatory or Third Party infringement reasons) in its territory and informs the JSC thereof (excepting the generic or international non-proprietary name, hereinafter, “Product Trademarks” ); provided, that the Product Trademarks shall not use, be comprised of, or incorporate [ * ] (hereinafter, “Other Marks”) without SGI’s or Agensys’, as applicable, prior Party Written Consent.  For clarity, “Other Marks” includes the Corporate Names. The Product Trademarks shall be initially jointly owned worldwide and the initial applications for registration for such Product Trademarks shall be filed and prosecuted by the Parties jointly using outside counsel mutually acceptable to the Parties (with the associated costs included in Trademark Costs). Upon registration of the Product Trademarks in the applicable Territory, the Parties shall assign such Product Trademarks (a) to [ * ], (b) to [ * ], and (c) [ * ] (the applicable Party, the “Trademark Owner”). All registrations for Product Trademarks shall be maintained by the Trademark Owner (at its expense; provided that costs for the Profit Share Territory shall be treated as Trademark Costs). Each Party agrees that it will use the trademark registration symbol ® or TM, as appropriate, in connection with the Product Trademarks.  Agensys and SGI agree to cooperate with respect to execution and delivery of such additional instruments or documents as shall be necessary to ensure each Party’s rights and interest in and to the Product Trademarks.
10.2.2    Each Party agrees to maintain suitable quality standards with respect to the Products it provides in connection with the Product Trademarks. Neither Party shall use outside

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the Collaboration any trademark that is substantially the same as or deceptively or confusingly similar to the Product Trademarks.
10.3    Other Marks; Limited License.
10.3.1    Each Party hereby grants to the other Party a royalty-free, non-transferable, non-sublicensable (except to Affiliates or as the Parties may agree by Party Written Consent) right to use in the United States (and in the other Party’s Royalty Territory and Exclusive Profit Share Territory to the extent required by Applicable Law) only its Other Marks relevant to the subject matter covered by this Agreement solely for use in connection with the Commercialization activities provided for in this Agreement.  Except as specifically consented to by such Party in writing or as required by Applicable Law, this limited right to use the granting Party’s Other Marks (including, for clarity, the granting Party’s Corporate Name) relevant to the subject matter covered by this Agreement shall immediately cease (a) when the other Party’s right to jointly Promote the Product in the United States is terminated (including as a result of transition of such activities pursuant to Section 12.3.1(a)), or (b) if the granting Party’s Other Marks are used in a manner inconsistent with or in breach of the terms of this Agreement. Each Party hereby understands that no rights are granted under this Section 10.3.1 except those specifically set forth herein.  All Product labeling, packaging and Promotional materials that bears any of a Party’s Other Marks shall identify such Party as the owner and licensor of such Other Marks.
10.3.2    Each Party agrees to conform to the customary guidelines of the granting Party under Section 10.3.1 with respect to manner of use, and to maintain the quality standards of such granting Party with respect to the goods sold and services provided in connection with such granting Party’s Other Marks.  Each Party recognizes and agrees that no ownership rights are vested or created by the limited rights of use granted pursuant to Section 10.3.1, and that all goodwill developed by virtue of the use of Other Marks in accordance with Section 10.3.1 inures to the benefit of the respective owner of the Other Marks.  Further, except when used in accordance with any usage guidelines provided by the owner of the Other Mark, each Party shall submit to the other Party any materials bearing the other Party’s Other Marks for review and Regulatory Approval prior to the use thereof and shall make no use of the Other Marks of the other Party not expressly permitted by this Agreement without the other Party’s Party Written Consent.  Neither Party shall use outside the Collaboration any trademark that is substantially the same as or deceptively or confusingly similar to the Other Marks (including the Corporate Names).
10.3.3    Each Party shall execute any documents required in the reasonable opinion of the other Party to be entered as a recorded licensee of the other Party’s Other Marks or to be removed as licensee thereof.

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10.3.4    Each Party agrees to indemnify and to hold the other Party harmless in the event that such other Party incurs liability as a result of the use of the indemnifying Party’s Other Marks; provided that indemnified Party’s use of the Other Mark in question was in accordance with the provisions of this Section 10.3.  The indemnified Party shall provide prompt notice to the indemnifying Party of any claim that the indemnifying Party’s Other Marks infringe the rights of a Third Party, and the indemnified Party shall provide good faith cooperation in the defense of such claim. Any amounts paid as indemnification pursuant to this Section 10.3.4, shall not be included in Allowable Expenses and shall be borne solely by the indemnifying Party
10.3.5    Each Party shall have the sole right, but not the responsibility, to prosecute and maintain its Other Marks.
10.4    Infringement of Trademarks.
10.4.1    Defense of Third Party Claims. Each Party shall notify the other Party promptly upon learning of any actual or alleged infringement, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses or any such claims thereof relating to the Product Trademarks (hereinafter “Trademark Infringement Claims”) brought by a Third Party against a Party or any of its Affiliates.  Upon learning of such Trademark Infringement Claim, the Party or Parties against which such claim is made shall take all reasonable and appropriate steps to resolve the Trademark Infringement Claim, and give reasonable consideration to the other Party’s suggestions, regarding such Trademark Infringement Claim.  All of the reasonable fees and expenses incurred for outside counsel and other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in this Section 10.4.1 shall be included in Trademark Costs if such Trademark Infringement Claim relates to the United States. The non-resolving Party shall cooperate with the resolving Party in connection with any Trademark Infringement Claims.
10.4.2    Enforcement of Product Trademarks. Each Party shall notify the other Party in writing promptly upon learning of any actual or alleged infringement by any Third Party of any Product Trademark of which they become aware. The Trademark Owner shall have the first right, but not the obligation, to control the prosecution of any such infringement.  If the Trademark Owner does not initiate an infringement action within [ * ] after learning of the infringement, then the other Party shall have the right, but not the obligation, to bring such an action.  In the case of a jointly owned trademark, neither Party shall have the right to settle any infringement action under this Section 10.4.2 in a manner that diminishes the rights or interests of the other Party or imposes any liability on the other Party without the prior Party Written Consent of such other Party.  The expenses of defense, settlement and judgments in actions governed by this Section 10.4.2 shall be Trademark Costs (to the extent not reimbursed through recoveries from such litigation) if related to the Profit Share Territory.  The costs and expenses of the Party bringing suit under this Section 10.4.2 shall be reimbursed first out of any damages or other monetary awards recovered in favor of Agensys or

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SGI (if such recovery is less than the Parties’ aggregate costs and expenses incurred in such action, such recovery shall be allocated between the Parties on a pro rata basis based on their relative costs and expenses incurred in such action).  The Party that does not control the action or suit hereunder shall cooperate with the controlling Party in connection with such action or suit.  Any damages or other monetary awards remaining after payment of the Parties’ expenses shall be allocated between the Parties in the same proportion as they share in Net Profit/Net Loss hereunder.  Any recovery shall be split as provided in this Section 10.4.2, shall not be applied to reduce Allowable Expenses (except as specifically provided above) and shall not be included in the calculation of Net Sales.
10.5    Other Intellectual Property.
10.5.1    All rights and obligations with respect to Patents will continue under the Collaboration Agreement, including each Party’s obligation to fund fifty percent (50%) of the cost thereof in accordance with the terms thereunder.
10.5.2    Subject to Section 10.2.1, the Parties shall use a common domain name incorporating the same brand name for the Product worldwide.  The Parties shall jointly select domain names and will coordinate filing and registering such names. All such registered domain names shall be jointly owned by the Parties.
10.6    No Implied Licenses. No right or license under any Agensys Technology or SGI Technology or any Product Trademark or Other Mark is granted or shall be granted by implication as a result of the respective rights of the Parties under this Agreement. All such rights or licenses are or shall be granted only as expressly provided in this Agreement (or the Collaboration Agreement).
10.7    Court or Government Order or Decree. Notwithstanding any other provision in this Agreement, neither Party shall be required to take any action pursuant to this ARTICLE 10 that it reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree or any agreement with any Governmental Authority that it is then subject to or otherwise may create legal liability on the part of it.
10.8    Competing Product.
10.8.1    During the Term and subject to the terms of this Agreement, including Section 10.9, each Party hereby covenants that neither it nor its Affiliates will, directly or indirectly, by itself or with a Third Party, [ * ], [ * ], [ * ], [ * ] or [ * ], except as permitted in Section 10.8.2, any Competing Product other than as a result of a Change in Control (which is addressed in Section 10.9). For clarity, this Section 10.8 shall not apply in the event that any Person that becomes an Affiliate of an Acquired Party as a result of a Change in Control of such Acquired Party or its

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Affiliate owns or controls a Competing Product prior to such Change in Control, which circumstance is addressed in Section 10.9.
10.8.2    If a Party or any of its Affiliates, either as a result of (a) [ * ] or (b) [ * ], then such Party or its Affiliate (the “Competing Party”) shall [ * ] notify the other Party [ * ] no later than the Required Notice Date that it is electing to:
(a)    Divest itself of such Competing Product via a transaction in which such Party and its Affiliates no longer has an economic interest in the future sales of the Competing Product and notify the other Party in writing of such Divestiture, provided that such Divestiture must be completed within (i) [ * ] of the Required Notice Date in the case of a Competing Product that is already being offered for commercial sale, and (ii) prior to [ * ], in the case of a Competing Product that is not then being offered for commercial sale (the “Divestment Period” ); or
(b)    refrain, and cause its Affiliates to refrain, directly or indirectly, by itself or with a Third Party, from [ * ], [ * ], [ * ], [ * ] or [ * ] such Competing Product, or, in the case of any such Competing Product with respect to which first commercial sale has occurred prior to the Required Notice Date, cease engaging in such prohibited activities with respect to such Competing Product (in which event the Competing Party shall have a period of [ * ] after the Required Notice Date to sell off existing inventory or work-in-progress).
10.8.3    For clarity, in any circumstance when [ * ], the Competing Party shall not be in breach of Section 10.8.1. Moreover, (a) in circumstances where [ * ], and [ * ], the Competing Party shall not be in breach of this Section 10.8 if it complies with foregoing Section 10.8.2(b) after [ * ] and (b) during [ * ], the Competing Party shall not be in breach of Section 10.8.
10.9    Change in Control.
10.9.1    Notwithstanding anything to the contrary herein, any intellectual property Controlled by any Person that becomes an Affiliate of a Party (the “Acquired Party”) as a result of a Change in Control of such Acquired Party or its Affiliate shall not be Independent Technology (as defined in the Collaboration Agreement) unless (a) such technology or rights had been Controlled, prior to the Change in Control, by such Acquired Party or its Affiliate(s) that were Affiliate(s) prior to the Change in Control or (b) with respect to any of the foregoing technology covered by patent rights, at least one named inventor was employed by such Acquired Party or its then Affiliate(s) immediately prior to the public announcement of the transaction(s) giving rise to such Change in Control.
10.9.2    Following any Change in Control of Agensys or its Affiliates, in the event the applicable acquirer has, or has rights or an interest in, at the time of the Change of Control, a Competing Product, Agensys shall be required to, and to cause its Affiliates to: (a) [ * ] and (b) [ * ]

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(collectively, the “SGI Sensitive Information”) beyond personnel of Agensys or its Affiliates who continue to actively perform obligations under this Agreement, and to control the dissemination of SGI Sensitive Information disclosed after the Change in Control of Agensys or its Affiliates with such acquirer. For clarity, the foregoing will not apply to any SGI Sensitive Information that is not treated as Confidential Information under Section 11.1. Notwithstanding the foregoing, following such Change in Control of Agensys or its Affiliates, Agensys will be allowed to provide information regarding the amount of financial payments (including the underlying reports provided hereunder) from SGI to Agensys hereunder to such acquirer or its Affiliates.
10.9.3    Following any Change in Control of SGI or its Affiliates, in the event the applicable acquirer has, or has rights or an interest in, at the time of the Change of Control, a Competing Product, SGI shall be required to, and to cause its Affiliates to (a) [ * ] and (b) [ * ] (collectively, the “Agensys Sensitive Information” ) beyond personnel of SGI or its Affiliates who continue to actively perform obligations under this Agreement, and to control the dissemination of Agensys Sensitive Information disclosed after the Change in Control of SGI or its Affiliates with such acquirer. For clarity, the foregoing will not apply to any Agensys Sensitive Information that is not treated as Confidential Information under Section 11.1. Notwithstanding the foregoing, following such Change in Control of SGI or its Affiliates, SGI will be allowed to provide the information regarding the amount of financial payments (including the underlying reports provided hereunder) from Agensys to SGI hereunder to such acquirer or its Affiliates.
ARTICLE 11
CONFIDENTIALITY
11.1    Confidentiality.
11.1.1    Confidential Information. For purposes of this Agreement “Confidential Information” means all Information, documents (including unpublished patent applications), trade secrets, or materials supplied by the other Party under this Agreement, whether disclosed orally, visually, in writing or in any tangible or electronic form or media, that is confidential or proprietary and is marked or otherwise identified as “Confidential” or which the receiving party should reasonably recognize as being confidential. Confidential Information may be owned by the disclosing Party or its Affiliates or held by the disclosing Party or its Affiliates under an obligation of confidentiality to a Third Party. The terms of this Agreement and Information related to the Product shall be the Confidential Information of both Parties. Confidential Information of a Party may also include information relating to such Party’s or its Affiliates’ [ * ]. Information shall not be considered Confidential Information to the extent the receiving Party can demonstrate by competent evidence that such Information:

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(a)    has been published or otherwise entered the public domain other than by breach by the receiving Party or its Affiliates of this ARTICLE 11 or directly or indirectly under another agreement between the Parties that imposed obligations of confidentiality;
(b)    has been disclosed to the receiving Party or its Affiliates by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the disclosing Party or its Affiliates on a confidential basis;
(c)    prior to disclosure by the disclosing Party under this Agreement, the Collaboration Agreement or directly or indirectly under another agreement between the Parties that imposed obligations of confidentiality, was already in the possession of the receiving Party or its Affiliates; or
(d)    was developed independently of and without reference to the disclosing Party’s or its Affiliates’ Confidential Information.
11.1.2    Non-Disclosure Obligations. Except as otherwise provided in this ARTICLE 11, during the Term and for a period [ * ] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all Confidential Information supplied by the other Party or its Affiliates under this Agreement. Each Party shall use at least reasonable care, and in no event less than the same standard of care as it uses to protect its own Confidential Information, to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement or the Collaboration Agreement and do not make any unauthorized use or disclosures of such Confidential Information.
11.1.3    Permitted Disclosures. Notwithstanding Section 11.1.1, Confidential Information may be disclosed by the receiving Party or its Affiliates solely to the extent such Confidential Information:
(a)    is permitted to be disclosed by prior written consent of the other Party;
(b)    is disclosed in the filing, prosecution or maintenance of patents solely in accordance with this Agreement or the Collaboration Agreement, provided that (i) such disclosure may be only to the extent reasonably necessary for such purpose and (ii) the receiving Party complies with the obligations set forth in Section 11.1.1 hereof;
(c)    is disclosed to a Regulatory Authority in accordance with this Agreement or as required by the Applicable Law to gain or maintain a Regulatory Approval, provided that such disclosure may be only to the extent reasonably necessary for such purpose;

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(d)    is deemed necessary by the receiving Party to be disclosed to such Party’s financial advisors, attorneys or independent accountants for the sole purpose of enabling such financial advisors, attorneys or independent accountants to provide professional advice to the receiving Party on the condition that such Third Parties are bound by confidentiality and non-use obligations customary for the type of professional and are advised that the information being disclosed is confidential;
(e)    is deemed necessary by the receiving Party to be disclosed to accredited investors, lenders or potential acquirers or merger candidates in the context of due diligence investigations of such Party solely for the purpose of evaluating a potential business relationship, on the condition that such Third Parties are bound by confidentiality and non-use obligations (i) customary for the type of recipient in the case of all recipients who are not potential acquirers or merger candidates, and (ii) contained in this Agreement, in the case of potential acquirers or merger candidates, but in no event pursuant to (i) or (ii) for a term of less than [ * ], and are advised that the information being disclosed is confidential;
(f)    is deemed necessary by the receiving Party to be disclosed to such potential sublicensees as permitted hereunder, provided that any such potential sublicensee is bound by obligations of confidentiality and limitations on use of such Confidential Information contained herein;
(g)    is disclosed to a potential or bona fide collaborator or manufacturing, or development or sales contractor or partner (including any Approved Subcontractor) but only to the extent directly relevant to the collaboration, partnership or contract, and provided that such collaborator, partner or contractor is bound by obligations of confidentiality and limitations on use of such Confidential Information contained herein; or
(h)    is disclosed in accordance with Section 11.1.4.
Notwithstanding the disclosures permitted under subsections (a)-(h), such Confidential Information shall remain otherwise subject to the non-disclosure and non-use provisions of this ARTICLE 11.
11.1.4    Compelled Disclosure. If a Party is required by Applicable Law or the rules of any securities exchange to disclose Confidential Information of the other Party, the Party being compelled shall (if not prohibited from doing so) promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to Applicable Law or the rules of any securities exchange shall remain otherwise subject to the non-disclosure and non-use provisions of this ARTICLE 11, and the Party disclosing Confidential Information pursuant to Applicable Law or the rules of any securities exchange shall take all steps reasonably necessary,

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including seeking an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information. Each Party agrees that it shall cooperate fully and in a timely manner with the other Party with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies or securities exchange, including requests for confidential treatment of Confidential Information of either Party included in any such disclosure.
11.2    Publicity. Neither SGI nor Agensys will, without the prior written consent of the other, issue any press release or make any other public announcement or furnish any statement to any Person (other than either Parties' respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for disclosures made in compliance with Sections 14.3, 14.4 or 14.6 of the Collaboration Agreement.
11.3    Securities Filings. In the event either Party proposes to file with the [ * ], the U.S. Securities and Exchange Commission or the securities regulators of any state or other jurisdiction under the Securities Act of 1933, as amended, the Exchange Act, or any other applicable securities law (the “Securities Exchanges”) a registration statement or any other disclosure document which describes or refers to the Collaboration or this Agreement, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing not less than three (3) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Collaboration or this Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning the other Party, the Collaboration, or this Agreement that the other Party requests be kept confidential, consistent with such Party’s disclosure obligations under applicable securities laws.
11.4    Publications. Any publications or presentations of activities under this Agreement must comply with the publications charter (the “Publication Charter”), as may be amended by Joint Committee Consent of the JMAC from time to time. The Parties through the JMAC jointly prepared the initial Publication Charter on April 3, 2018 (which may be amended by Joint Committee Consent of the JMAC from time to time). The Publication Charter supersedes the publication provisions of the Collaboration Agreement.
11.5    Existing Confidentiality Agreement. The Parties acknowledge that Article 14 of the Collaboration Agreement contains confidentiality and non-use provisions that shall remain in full force and effect and the confidentiality provisions in this Agreement shall be in addition to, and are not intended to supersede, Article 14 of the Collaboration Agreement. Notwithstanding the foregoing, in the event of any conflict between the terms of Article 14 of the Collaboration Agreement and the terms of this Agreement, the terms of this Agreement shall control with respect to the matters addressed by this Agreement.

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ARTICLE 12
TERM AND TERMINATION
12.1    Term. The term of this Agreement (the “Term”) shall become effective on the Effective Date and shall remain in effect until expired or terminated as provided in this ARTICLE 12.
12.2    Expiration. This Agreement shall expire (a) with respect to the Profit Share Territory, on country-by-country basis, on the date of complete cessation of Commercialization of Product in such country and (b) with respect to countries in the Royalty Territory, on country-by-country basis, on the date of the expiration of the Royalty Term with respect to Product in such country. For clarity, this Agreement shall expire in its entirety upon both (i) complete cessation of Commercialization of Product in all countries in the Profit Share Territory and (ii) expiration of all applicable Royalty Terms under this Agreement with respect to all countries in the Royalty Territory. Upon expiration of this Agreement pursuant to this Section 12.2, (A) the Collaboration Agreement will automatically terminate with respect to the Product, and (B) thereafter neither Party shall Commercialize the Product in the relevant country or countries without the prior written agreement of the other Party.
12.3    Material Breach.
12.3.1    If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party [ * ], then if the Breaching Party [ * ] to cure such breach, or [ * ], within [ * ] after receipt of the Default Notice, or if such compliance cannot be fully achieved within such [ * ] period and the Breaching Party has failed to [ * ] or has failed to [ * ], then, subject to Section 12.3.3, Section 12.3.1(a) or 12.3.1(b), as applicable, shall apply. If the Breaching Party disputes that [ * ], the dispute shall be resolved pursuant to ARTICLE 14. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of [ * ] (an “Adverse Ruling”), then if the Breaching Party fails to [ * ], or if such compliance cannot be fully achieved within such [ * ] period and the Breaching Party has failed [ * ], then, subject to Section 12.3.3, Section 12.3.1(a) or 12.3.1(b), as applicable, shall apply:
(a)    If the material breach is with respect to the [ * ], the Non-Breaching Party may, in its sole discretion, upon written notice to the Breaching Party [ * ].
(b)    If the material breach affects the Breaching Party’s Royalty Territory as a whole or the Breaching Party’s Exclusive Profit Share Territory as a whole (and

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not solely a portion thereof), the Non-Breaching Party may, in its sole discretion, [ * ], as applicable, and, [ * ]. Following the [ * ].
12.3.2    For clarity, the Parties agree that this Agreement will not be terminated pursuant to this Section 12.3 and [ * ].
12.3.3    Disfavored Remedy. The Parties agree that the remedies under foregoing Sections 12.3.1(a) and 12.3.1(b) are to be invoked [ * ].
12.4    Termination of Co-Funding; Out-License of Product. For clarity, Section 5.9 of the Collaboration Agreement continues to apply to the Product; provided that (a) the Non-Continuing Party may terminate its co-funding obligation on a country-by-country basis, (b) the Opt-Out Date for the Product will be effective [ * ] after the Non-Continuing Party provides irrevocable, written notice to the other Party, and (c) the Continuing Party shall have the right to determine whether it will assume sole responsibility for Development and Commercialization on a country-by- country basis. If the Continuing Party so elects for a given terminated country, then, on and after the effective date of termination:
12.4.1    the Product shall be treated as an Agensys Product (if Agensys is the Continuing Party) or an SGI Product (if SGI is the Continuing Party) with respect to such country and the terms of the Collaboration Agreement shall apply with respect to Product in such country, including the payment of royalties pursuant to Article 11 of the Collaboration Agreement; and
12.4.2    for clarity, if the terminated country is in the Profit Share Territory, profits shall no longer be shared pursuant to Section 4.1 and if the terminated country is in the Royalty Territory, no royalties shall be paid pursuant to Section 4.2.
12.5    Termination for Insolvency; Bankruptcy.
12.5.1    Termination for Insolvency. Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy. under Chapter 7 of the U.S. Bankruptcy Code, (b) such other Party shall be served with an involuntary petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code against it, and such petition shall not be dismissed within [ * ] after the filing thereof, (c) such other Party shall propose or be a party to any dissolution or liquidation, other than a dissolution or liquidation for the purpose of completing a reorganization, consolidation or merger with another entity, or (d) such other Party shall make an assignment for the benefit of its creditors. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that, in the event of the commencement of a bankruptcy proceeding by or against

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one Party hereunder under the United States Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced, subject, however, to payment of the fees, milestone payments and royalties set forth in this Agreement through the effective date of any termination hereunder.
12.5.2    Applicability of 11 U.S.C. §365(n). All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that the licensee of such Intellectual Property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction.  All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.
12.5.3    Rights of non-Debtor Party in Bankruptcy. If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within [ * ] of such request; provided, that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.
12.6    Remedies; Right of Set Off.
12.6.1    Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more countries or other jurisdiction(s)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
12.6.2    Either Party may set-off the amount of any claim or damages that is subject to a court judgment hereunder against any payment otherwise due to the other Party under this Agreement; provided that, to the extent such claim or damage is being appealed, such set off amount shall be paid into an escrow fund to be designated by the such Party and reasonably acceptable to the other Party, and released once the claim or damage is non-appealable, as determined by a

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responsible court or arbitrator, in accordance with the final determination of such claim or damage. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit any Party in any manner in the enforcement of any other remedies that may be available to it.
12.7    Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more countries) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, ARTICLE 1 (to the extent defined terms are used in any other surviving provisions), Section 2.9.4, Section 3.9, the last sentence of Section 3.10, Section 4.7 and, with respect to amounts accrued thereunder prior to termination or expiration of this Agreement, the remainder of ARTICLE 4, Section 9.3, Section 10.1, Section 10.2 (with respect to ownership of Product Trademarks), Section 10.4 (with respect to provisions regarding jointly owned trademarks), Section 10.6, ARTICLE 11, Section 12.2, Section 12.5, Section 12.6, Section 12.7, ARTICLE 13, ARTICLE 14, and ARTICLE 15 of this Agreement shall survive the termination or expiration of this Agreement for any reason. If this Agreement is terminated with respect to a terminated country but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the terminated country (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the terminated country and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the terminated countries).
ARTICLE 13
INDEMNIFICATION
13.1    Indemnification. Subject to Section 13.3, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, such Party’s “Indemnitees”) from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, “Losses”) resulting from all Third Party claims, suits, actions, or demands (collectively, the “Claims”) to the extent that such Losses are incurred, relate to or arise out of (a) the material breach of any provision of this Agreement or a Related Manufacturing Agreement by the indemnifying Party or its Affiliate (or the inaccuracy of any representation or warranty made by such Party in this Agreement or a Related Manufacturing Agreement), or (b) the negligence, recklessness or willful misconduct of the indemnifying Party or its Affiliate in connection with the performance of its obligations under this Agreement or a Related Manufacturing Agreement.

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13.2    Indemnification Procedure.
13.2.1    A Party believing that it or its Indemnitees are entitled to indemnification under Section 13.1 (an “Indemnified Party”) shall give prompt written notification to the other Party (the “Indemnifying Party”) of the commencement of any Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.2 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually materially prejudiced as a result of such failure to give notice). Subject to any written agreement by the Parties to the contrary, within [ * ] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If a Party believes that a Claim presented to it for indemnification is one as to which the Party seeking indemnification is not entitled to indemnification under Section 13.1, it shall so notify the Party seeking indemnification.
13.2.2    If the Indemnifying Party elects to assume the defense of such Claim, the Indemnified Party may participate in such defense at its own expense; provided, that, if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith.
13.2.3    In any event, the Indemnifying Party shall keep the other Party reasonably apprised of the status of such Claim and the defense thereof (including by providing copies of pleadings and such other documents, information, and correspondence reasonably requested by the Indemnified Party) and shall consider in good faith recommendations made by the Indemnified Party with respect thereto.
13.2.4    The Indemnified Party shall not agree to any settlement of such Claim without the prior Party Written Consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or adversely affects the Indemnified Party without the prior Party Written Consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.
13.3    Treatment of Manufacturing Losses.

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13.3.1    For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Manufacturing Losses” shall mean (i) any and all Losses of a Party or both Parties resulting from (A) a Claim or (B) a claim for direct damages or (ii) any other Losses of a Party or both Parties not accounted for in Standard Costs shared by the Parties, in each case in connection with the Manufacturing of Product (including any claim related to or arising out of Product Liability, breach of Product warranty, the inaccuracy of any representation or warranty, failure to comply with Applicable Law or other breach of any provision of this Agreement or a Related Manufacturing Agreement in connection with the Manufacture of Product).
(b)    “Cap” means [ * ].
(c)    “Related Manufacturing Agreement” means any supply or quality agreement entered into between the Parties or their Affiliates pursuant to this Agreement.
13.3.2    Notwithstanding anything to the contrary in this Agreement or any Related Manufacturing Agreement, the Parties shall share equally in the aggregate Manufacturing Losses of both Parties and such Manufacturing Losses shall be included as Allowable Expenses hereunder except that a Party shall be responsible for [ * ] percent ([ * ]%) of the aggregate Manufacturing Losses of both Parties during the Term up to the Cap (and such Manufacturing Losses shall not be included as Allowable Expenses hereunder) to the extent that such Manufacturing Losses are incurred, relate to or arise out such Party’s or its Affiliate’s (A) [ * ] of any provision of this Agreement or a Related Manufacturing Agreement (or the inaccuracy of any representation or warranty made by such Party in this Agreement or a Related Manufacturing Agreement) or (B) [ * ]. For clarity, any such Manufacturing Losses above the Cap shall be included as an Allowable Expense.
13.3.3    For clarity, (a) a Party shall not be responsible for the breach, negligence, recklessness or willful misconduct of any contract manufacturer of Product and any Manufacturing Losses incurred, related to or arising out of such breach, negligence, recklessness or willful misconduct will be shared equally by the Parties as an Allowable Expense (provided, that nothing in this Section 13.3.3(a) is intended to limit the extent to which a Party would otherwise be responsible under Article 13 for Manufacturing Losses incurred, related to or arising out of the breach, negligence, recklessness or willful misconduct of such Party and its Affiliates), and (b) Section 13.3.2 shall not apply (i.e., the Cap shall not apply) to the extent that such Manufacturing Losses are incurred, relate to or arise out of the [ * ], [ * ] or [ * ] of such Party or its Affiliates (and such Manufacturing Losses shall not be included as Allowable Expenses hereunder).
13.4    No Consequential or Punitive Damages. EXCEPT [ * ], NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL,

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EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT, A RELATED MANUFACTURING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
13.5    Effect on Collaboration Agreement. For clarity, the provisions of this ARTICLE 13 shall supersede the provisions of Article 18 of the Collaboration Agreement with respect to any right to indemnification by either Party for Claims to the extent that such Claims relate to or arise out of this Agreement or the performance of obligations under this Agreement (or Related Manufacturing Agreement); provided that Section 18.2.2 of the Collaboration agreement shall continue to apply with respect to the sharing of Liabilities (as defined in the Collaboration Agreement) in connection with the defense or settlement of claims of infringement of Third Party patent rights.
13.6    Manufacturing Losses; Limitation of Liability. With respect to liability for Manufacturing Losses (whether incurred in connection with the Parties’ performance of their respective obligations under this Agreement or a Related Manufacturing Agreement, or otherwise), the provisions of this ARTICLE 13 shall apply to the allocation of financial responsibility between the Parties. The allocation of financial responsibility for Manufacturing Losses set forth in this ARTICLE 13 shall apply regardless of whether such Manufacturing Losses arise in contract, tort (including negligence and strict product liability), indemnity, contribution, specific performance or otherwise, and irrespective of whether a party has been advised of, or otherwise might have anticipated the possibility of, any such Manufacturing Losses.
ARTICLE 14
DISPUTE RESOLUTION
14.1    Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to decisions to be made by one or more of the Committees provided for herein or to the Party’s respective rights or obligations hereunder. It is the desire of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, the Parties agree that, except for disputes regarding Party Tactical Matters or other matters for which a Party has final decision-making authority, subject to Section 14.2, the dispute resolution procedures set forth in Section 23.3 of the Collaboration Agreement shall apply if and when a dispute arises under this Agreement; provided, that if such dispute is regarding a matter subject to Section 2.9.4, then the terms of Section 2.9.4 shall first apply; provided, further,

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that any dispute as to whether or not a matter (a) is a Party Tactical Matter, (b) requires Joint Committee Consent, or (c) is subject to a Party’s final decision-making authority hereunder shall be resolved in accordance with Section 23.3 of the Collaboration Agreement.
14.2    Short Form Arbitration. If a JSC deadlock, Plan Dispute, Royalty Dispute or Financial Dispute arises under this Agreement, the dispute resolution procedures set forth in Section 23.4 of the Collaboration Agreement (rather than Section 23.3.4 of the Collaboration Agreement) shall apply; provided, that
14.2.1    if such dispute is regarding a matter subject to Section 2.9.4, then the terms of Section 2.9.4 shall first apply;
14.2.2    if the dispute is a Financial Dispute, the arbitrator shall be an independent auditor or independent qualified valuation expert mutually acceptable to the Parties (or, if the Parties are unable to agree on such auditor or expert, an independent auditor or independent qualified valuation expert selected by the AAA);
14.2.3    if the dispute is a Royalty Dispute, the last approved applicable royalty rate shall remain in full force and effect until the dispute is resolved by the Parties in accordance with Section 2.9.4 or by the arbitrator in accordance with Section 23.4 of the Collaboration Agreement; and
14.2.4    if the dispute is a Plan Dispute, the last approved version of the applicable Approved Plan shall remain in full force and effect, with the most recently approved budget(s) applying for the next Year, until the dispute is resolved by the Parties or the arbitrator in accordance with Section 2.9.4 or Section 23.4 of the Collaboration Agreement.
14.3    Definitions. For purposes of this Agreement, the following definitions shall apply:
14.3.1    “Financial Dispute” means any dispute raised by a Party regarding (a) any accounting, financial (including reporting and controls), or funds flow matters under the purview of the JFC, (b) a royalty report of a Party delivered pursuant to Section 4.2.4, or (c) calculating any payment due to the other Party, but, for clarity, not including any Plan Dispute or any other matter relating to the conduct or inclusion of any matter in any Approved Plan. For clarity, a Financial Dispute shall not include a Royalty Dispute.
14.3.2    “Plan Dispute” means any dispute relating to the contents proposed to be included in an Approved Plan, including any dispute raised by a Party claiming that the budget (or any part thereof) proposed to be included in an Approved Plan is not commercially reasonable.
14.3.3     “Royalty Dispute” means any dispute relating to a royalty rate determination or amendment to Schedule 4.2.1 pursuant to Section 4.2.1(b).

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ARTICLE 15
MISCELLANEOUS
15.1    Nonsolicitation of Employees. Each Party agrees that during the Term neither it nor any of its Affiliates that participates in or is responsible for the Commercialization of any Product pursuant to this Agreement shall recruit, solicit or induce any employee of the other Party [ * ] to terminate his or her employment with such other Party and become employed by or consult for such other Party, whether or not such employee is a full‑time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at‑will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (a) circumstances where an employee of one Party initiates contact with the other Party or any of its Affiliates with regard to possible employment or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements. This Section 15.1 shall not restrict either Party from recruiting, soliciting or hiring any employee of the other Party or any of its Affiliates who has been identified for termination in connection with any reduction in workforce by such other Party or its Affiliates.
15.2    Maintenance of Records. Each Party shall keep and maintain all records required by Applicable Law (including records for Patent purposes) with respect to the Product and shall make copies of such records available to the other Party upon request.
15.3    Force Majeure. No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God, earthquakes, or omissions or delays in acting by any governmental authority (“Force Majeure”); provided, however, that the affected Party shall (i) promptly notify the other Party in writing of the existence of the Force Majeure, and (ii) exert all reasonable efforts to eliminate, cure or overcome any such Force Majeure and to resume performance of its covenants promptly. Notwithstanding the foregoing, to the extent that an event of Force Majeure continues for a period in excess of [ * ], the affected Party shall promptly notify in writing the other Party of such event of Force Majeure and the Parties shall negotiate in good faith either (a) a resolution of the event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement.
15.4    Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, nor, except as expressly provided hereunder, may any right or obligations hereunder be

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assigned or transferred, to any Third Party by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to any of its Affiliates or (b) in connection with the transfer or sale of all or substantially all of its business or all or substantially all of its business or assets relating to the Product, or in the event of a Change in Control (in which case, for clarity, the provisions of Section 10.9 shall apply). Written notice of any permitted assignment of this Agreement shall be promptly provided to the non-assigning Party and any permitted assignee shall assume all rights and obligations of its assignor under this Agreement. Any attempted assignment of this Agreement not in accordance with this Section 15.4 shall be void and of no effect. This Agreement shall be binding on, and inure to the benefit of, each Party, its successors and permitted assigns.
15.5    Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by Party Written Consent, valid provisions for such invalid provisions, in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.
15.6    Insurance. The insurance provisions of Article 22 of the Collaboration Agreement shall apply and survive with respect to activities conducted hereunder during the Term for a period of at least [ * ] thereafter.
15.7    Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address to the other Party in accordance with this Section 15.7 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.
For Agensys:
Agensys, Inc.
c/o Astellas Pharma Inc.
5-1 Nihonbashi-Honcho, 2-Chome

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Chuo-ku, Tokyo 103-8411 Japan
Attention: Vice President, Business Development
Fax: [ * ]
With copies in each case to:
Astellas US LLC
1 Astellas Way
Northbrook, IL 60062
Attention:     Vice President and Legal Head,
Business Development & Alliance Management
Fax: [ * ]
For SGI:
Seattle Genetics, Inc.
21823 30th Drive St
Bothell, WA 98021
Fax: [ * ]
Email: [ * ]Attention: General Counsel
Invoices to SGI:     [ * ]
With copies of invoices to:
Accounts Payable
21823 – 30th Drive SE
Bothell, WA 98021

15.8    Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.
15.9    Headings; Construction.
15.9.1    Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this

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Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
15.9.2    The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The word “or” is used in the inclusive sense (and/or) unless the context otherwise requires.
15.9.3    Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Laws herein shall be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections or Schedules, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Schedules of this Agreement. As used herein, the reference to an Article refers to all of the Sections under that Article (for example, Sections 15.1 through 15.15 in the case of this ARTICLE 15).
15.9.4    The headings of Articles and Sections of this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement in any way.
15.10    No Third Party Beneficiaries. No Person other than Agensys, SGI and their respective Affiliates, successors and permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
15.11    Entire Agreement; Amendment. This Agreement, together with the Schedules hereto, the Collaboration Agreement and the supply agreement, quality agreement, and pharmacovigilance agreements referenced herein, contains the entire understanding of the Parties with respect to the specific subject matter hereof. All other express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded. To the extent the terms and conditions of this Agreement conflict or are otherwise inconsistent with the terms of the Collaboration Agreement or the supply agreement, quality agreement, and pharmacovigilance

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agreements referenced herein, the terms and conditions of this Agreement shall prevail; provided that (a) with respect to the Collaboration Agreement, the terms and conditions of this Agreement shall only apply and prevail with respect to the Product and not any other product developed under the Collaboration Agreement, (b) the terms and conditions of such pharmacovigilance agreements shall prevail with respect to Product safety matters, and (c) the terms and conditions of such quality agreement shall prevail with respect to Product quality matters. Notwithstanding anything to the contrary, the Collaboration Agreement may not be terminated with respect to Product for so long as this Agreement continues to survive. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.
15.12    Independent Contractors. SGI and Agensys each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither SGI nor Agensys shall have the authority to make any statements, representations or commitments of any kind, or take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.
15.13    Affiliates.
15.13.1    Either Party may perform any or all of its obligations under this Agreement through one or more Affiliates (or affiliates of Affiliates); provided that such Party shall remain fully liable for the obligations under this Agreement and any acts or omissions of such Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder. In addition, notwithstanding any limitations in the Collaboration Agreement, each Party shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement and the Collaboration Agreement to one or more of its Affiliates (but only for so long as such Person is and remains an Affiliate of such Party) and any such extension to Affiliates prior to the Effective Date is hereby deemed approved. All applicable terms and provisions of this Agreement and the Collaboration Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the extending Party.
15.13.2    To the extent required by Applicable Law, the Parties shall cause their relevant local Affiliates in any country in the Territory to enter into local agreements, to implement the arrangements provided for in this Agreement. Such implementing agreements shall be in forms mutually agreed by the Parties and shall be, in all material respects, consistent with the terms and conditions of this Agreement, including by having termination provisions that are not inconsistent with ARTICLE 12 of this Agreement.

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15.14    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
15.15    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by delivery of electronically scanned copies of original signatures delivered by facsimile or electronic mail, and such signatures shall be deemed to bind each Party as if they were original signatures.
{Signature Pages Follow}
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

AGENSYS, INC. By: /s/ Akihiko Iwai Akihiko Iwai President

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SEATTLE GENETICS, INC. By: /s/ Clay B. Siegall Clay B. Siegall, Ph.D. President and Chief Executive Officer

{Signature Page to Joint Commercialization Agreement}

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SCHEDULE 1.6
AMERICAS REGION

[ * ]

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SCHEDULE 4.2.1
ROYALTY RATES

[ * ]

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